AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 5, 1996
                                           REGISTRATION STATEMENT NO. 333-9601

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                   U.S. SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                              AMENDMENT NO. 1 TO

                                  FORM SB-2
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933
                        FIRST AMERICAN RAILWAYS, INC.
                (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)

               NEVADA                               4011                        87-0443800
 (STATE OR OTHER JURISDICTION OF       (PRIMARY STANDARD INDUSTRIAL         (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)        classification code number)      Identification Number)


                                                        ALLEN C. HARPER
                                                     CHAIRMAN OF THE BOARD
                                                  AND CHIEF EXECUTIVE OFFICER
                                                   FIRST AMERICAN RAILWAYS,
   FIRST AMERICAN RAILWAYS, INC.                             INC.
        2445 HOLLYWOOD BLVD.                       1360 SOUTH DIXIE HIGHWAY
      HOLLYWOOD, FLORIDA 33020                    CORAL GABLES, FLORIDA 33416
           (954) 920-0606                               (305) 667-6781
    (ADDRESS AND TELEPHONE NUMBER                (NAME, ADDRESS AND TELEPHONE
   OF PRINCIPAL EXECUTIVE OFFICES                           NUMBER
   OR INTENDED PRINCIPAL PLACE OF                    OF AGENT FOR SERVICE)
              BUSINESS)

                                  COPIES TO:
        DENNIS J. OLLE, ESQ.                      RUBI FINKELSTEIN, ESQ.
  OLLE, MACAULAY & ZORRILLA, P.A.               ORRICK, HERRINGTON & SUTCLIFFE
         1402 MIAMI CENTER                           666 FIFTH AVENUE
    201 SOUTH BISCAYNE BOULEVARD                 NEW YORK, NEW YORK 10022
        MIAMI, FLORIDA 33131                          (212) 506-5000
           (305) 358-9200                          (212) 506-5151 (FAX)
        (305) 358-9617 (FAX)

                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
 As soon as practicable after the effective date of this Registration Statement.
    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities
                   Act of 1933, check the following box: [x]


                       CALCULATION OF REGISTRATION FEE
===================================================================================================================
                                                     Amount          Proposed         Proposed
TITLE OF EACH CLASS                                   to be       Offering Price      Aggregate       Amount of
OF SECURITIES TO BE REGISTERED                     Registered        Per Share      Offering Price Registration Fee
-------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value ...................   4,425,275      $   5.125      $ 22,679,534.38     $ 7,820.53
-------------------------------------------------------------------------------------------------------------------
Series A Warrants ...............................   3,962,773            --                    --             --
-------------------------------------------------------------------------------------------------------------------
Financial Advisory Warrants .....................     100,000            --                    --             --
-------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 Par Value, Underlying
Outstanding Series A Warrants(1) ................   3,962,773      $    3.50      $ 13,869,705.50     $ 4,782.66
-------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 Par Value, Underlying
Outstanding Financial Advisory Warrants .........     100,000      $    2.50      $       250,000     $    86.21
-------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value, Underlying
Outstanding Convertible Secured Notes ("Notes") .   3,300,273      $    3.50      $ 11,550,455.50     $ 3,983.09
-------------------------------------------------------------------------------------------------------------------
Series A Warrants to be Issued in Connection with
Prepayment of the Notes .........................   2,357,338            --                   --              --
-------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value, Underlying Series
A Warrants to be Issued in Connection with
Prepayment of the Notes(1) ......................   2,357,338      $    3.50      $     8,250,683     $ 2,845.06
-------------------------------------------------------------------------------------------------------------------
Total Registration Fee(1) .......................                                                     $19,517.55(2)
===================================================================================================================

------------
(1) Pursuant to Rule 416, this Registration Statement also covers such indeterminate number of shares of Common Stock as may be issuable pursuant to the anti-dilution provisions of the Warrants.

(2) Filing fee previously paid.
                            _______________________


   THE COMPANY HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE COMPANY SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.
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

                         FIRST AMERICAN RAILWAYS, INC.
                           (CROSS REFERENCE SHEET)
                                  FORM SB-2

 ITEM NUMBER AND CAPTION                                     HEADING IN PROSPECTUS
----------------------------------------------------------------------------------------------------

1.       Front of Registration Statement
           Outside Front Cover of Prospectus .................  Cover Page

2.       Inside Front Cover and Outside                         Inside Front and Outside Back;
           Back Cover Pages of Prospectus ....................  Back Cover Pages

3.       Summary Information and Risk Factors.................  Prospectus Summary; Risk Factors

4.       Use of Proceeds .....................................  Use of Proceeds

5.       Determination of Offering Price......................  Not Applicable

6.       Dilution.............................................  Not Applicable

7.       Selling Security Holders.............................  Principal and Selling Shareholders

8.       Plan of Distribution.................................  Plan of Distribution

9.       Legal Proceedings ...................................  Business--Legal Proceedings

10.      Directors, Executive Officers,
           Promoters and Control Persons .....................  Management

11.      Security Ownership of Certain
           Beneficial Owners and Management ..................  Principal and Selling Shareholders

12.      Description of Securities ...........................  Description of Capital Stock

13.      Interest of Named Experts and Counsel................  Experts; Legal Matters

14.      Disclosure of Commission Position on
           Indemnification for Securities Act Liabilities.....  Not Applicable

15.      Organization Within Last Five Years..................  Not Applicable

16.      Description of Business..............................  Business

17.      Management's Discussion and Analysis
           or Plan of Operation ..............................  Plan of Operation

18.      Description of Property..............................  Business

19.      Certain Relationships and Related Transactions.......  Certain Transactions

20.      Market for Common Equity and                           Risk Factors; Price Range of Common
           Related Stockholder Matters........................  Stock; Principal and Selling
                                                                Shareholders

21.      Executive Compensation...............................  Management

22.      Financial Statements.................................  Financial Statements

23.      Changes in and Disagreements with
           Accountants on Accounting and
           Financial Disclosure ..............................  Experts

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


                  SUBJECT TO COMPLETION, DATED NOVEMBER 5, 1996
                      11,788,321 SHARES OF COMMON STOCK
                    6,320,111 SERIES A REDEEMABLE WARRANTS
                     100,000 FINANCIAL ADVISORY WARRANTS


                                     [LOGO]

   This Prospectus relates to the offering of 11,788,321 shares of Common Stock, $.001 par value (the "Shares"), along with 6,320,111 Series A Redeemable Warrants ("Series A Warrants") and 100,000 financial advisory warrants ("Advisory Warrants"), (collectively the "Warrants") of First American Railways, Inc. (the "Company"), by certain securityholders of the Company (collectively, the "Selling Shareholders"). A total of 4,425,275 Shares offered hereby are owned of record by the Selling Shareholders, and 7,263,046 shares offered hereby represent Common Stock underlying outstanding Series A Warrants and Common Stock underlying outstanding convertible secured notes (the "Notes"), which securities were issued in connection with two recent private placements by the Company (collectively, the "Private Placements"). Also included in the Common Stock offered hereby are 2,357,338 Shares underlying certain additional Series A Warrants which may be issued in the future, as described below, and 100,000 Shares underlying the Financial Advisory Warrants, described below. The outstanding Series A Warrants are held as follows: (i) warrants to purchase an aggregate of 650,000 Shares that expire in April 1998 and have an exercise price of $3.50 per share are held by Capital Growth International, LLC, the Company's placement agent in the Private Placements and its designees ("Capital Growth"); and (ii) warrants to purchase 3,312,773 Shares which are exercisable until April or May 1998 at an exercise price of $3.50 per share are held by the Selling Shareholders who participated in the Private Placements; and (iii) 2,357,338 warrants that would expire in April and May 1998 and have an exercise price of $3.50 per share which may be issued to the holders of the Notes in certain circumstances in connection with the prepayment of the Notes. The Series A Warrants may be redeemed under certain circumstances. The remaining warrants offered hereby consist of 100,000 Advisory Warrants that expire in February 2001, which are not redeemable and are exercisable at $2.50 per share. See "Description of Securities."

   The Company will not receive any proceeds from this offering; however, the maximum gross proceeds payable to the Company from the exercise of all of the outstanding Warrants would be $14,119,705, and an additional $8,250,683 would be payable to the Company if the Warrants that may be issued in certain circumstances in repayment of the Notes are exercised in full.


   The Company's Common Stock is quoted on the Nasdaq SmallCap Market ("Nasdaq") under the symbol FTRN. On October 30, 1996, the last reported sales price of the Common Stock was $3.75 per share. See "Price Range of Common Stock." Currently there is no public market for the Warrants, nor is one expected to develop.


   The Company is unaware of any specific plan of distribution of the Selling Shareholders with respect to the Shares or the Warrants; however, it believes that the Shares will be sold from time to time by such Selling Shareholders or by their pledgees, donees, transferees or other successors in interest, to or through underwriters or directly to other purchasers or through brokers or agents in one or more transactions at varying prices determined at the time of sale or at a fixed or negotiated price. See "Plan of Distribution." The aggregate net proceeds to the Selling Shareholders from the sale of the Shares or Warrants pursuant to this Prospectus will be the sale price of such Shares or Warrants less any commissions. The Company is paying all of the expenses in connection with the preparation of this Prospectus and the related registration statement and the qualification of the shares under applicable state securities laws.

   This offering is being made without using the services of an underwriter. The Selling Shareholders and any broker-dealers, agents or underwriters that participate with the Selling Shareholders in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), in which event any commission received by such broker-dealers, agents or underwriters and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.
                              ____________________

           THE SHARES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK.
                   SEE "RISK FACTORS" BEGINNING ON PAGE 5.
                              ____________________
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
    SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
       COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
         PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                              CRIMINAL OFFENSE.
                              ____________________

                 THE DATE OF THIS PROSPECTUS IS       , 1996.

                            PROSPECTUS SUMMARY

    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE DETAILED INFORMATION AND FINANCIAL STATEMENTS AND RELATED NOTES APPEARING
                        ELSEWHERE IN THIS PROSPECTUS.

   INVESTORS SHOULD CAREFULLY CONSIDER THE INFORMATION SET FORTH UNDER THE HEADING "RISK FACTORS."

                                 THE COMPANY


   The Company was organized in the State of Nevada in 1987 and completed a public offering of its securities in May 1987. Prior to the Merger described below, the Company's business purpose was to seek to acquire suitable property, assets or businesses by means of completing a merger with or the acquisition of a privately-held business enterprise seeking to obtain the perceived advantages of being a public company. The Company's predecessor by merger, First American Railways, Inc., a Florida corporation ("First American-Florida"), was organized in February 1994 with management who has experience in the passenger rail and tourism industries.

   Initially the Company intends to capitalize upon Florida's growing tourist base by providing a unique entertainment-based passenger rail service, the "Florida Fun-Train," between South and Central Florida. The Company plans to offer a series of entertainment-based trains. Over the last several years Florida has had an annual tourist base of approximately 40 million tourists. Florida attracts tourists from across the world and was the top tourist destination in the United States in 1995. South Florida, including the Florida Keys, offers a number of well-known tourist destinations and a climate that allows year-round outdoor activities, and is also a key entry point into the state for cruise ships entering and leaving the Port of Miami and Port Everglades (Fort Lauderdale), as well as tourists utilizing Miami International and Hollywood-Fort Lauderdale Airports. Central Florida (Greater Orlando) plays host to world renowned tourist destinations such as Universal Studios Florida, Walt Disney World, Sea World, Kennedy Space Center and Port Canaveral. In 1994, approximately 14 million people traveled between South and Central Florida.

   The Florida Fun-Train is being designed to provide passengers with an exciting, unique, fun-filled overland leisure excursion. The Company expects that this will be accomplished through the use of a variety of entertainment features, including "virtual reality" and "high-tech" games, as well as dining, dancing and lounge cars offering a variety of live entertainment. It is anticipated that the exterior of the Florida Fun-Train will be designed to have the appearance of a colorful, ultra-modern train. The Florida Fun-Train's colors will be vibrant unlike the typical passenger train in the United States. The Company expects that most of its passengers will be tourists, and that the Company's service will be offered as an "extension" of the passenger's vacation. The Company intends to provide a high level of service in order to accommodate its passengers.

   The Fun-Train concept is to provide an enjoyable, high-quality entertainment alternative to other means of transportation between South and Central Florida. The Company's goal is to maximize the entertainment value of the travel time while providing an efficient, safe and reliable form of transportation at a reasonable price. As such, management of the Company believes it will be able to capture both a portion of the tourist market intent on travelling between South and Central Florida while also encouraging travel on the Florida Fun-Train by tourists and residents who would not otherwise make the trip. Currently, travel is made between South and Central Florida primarily by either automobile, bus or airplane. The Company believes the Florida Fun-Train will offer advantages to traveling by airplane, bus or automobile.

   The Company is in the development stage, and to date it has had no material operations; however, the Company has taken significant steps to commence operations of the Florida Fun-Train. In that regard the Company has: purchased its first passenger car; entered into an agreement with Rader Railcar II, Inc. ("RRI") to manufacture the remaining railcars for the Florida Fun-Train; entered into an agreement with CSX Transportation, Inc. ("CSXT") for track use; obtained a letter of intent to enter into an agreement with the Florida Department of Transportation ("FDOT") for track use and a terminal location in South Florida; selected a prospective terminal site on the Orlando International Airport property and commenced negotiations with the Orlando Utilities Commission ("OUC") and the Greater Orlando Aviation Authority ("GOAA") in that regard and for the rights to use OUC tracks leading into the proposed site, and commenced discussions with others regarding an alternative terminal location in the Greater Orlando area; commenced negotiations with the National Passenger Rail System ("Amtrak") for certain technical services in connection with the Florida Fun-Train; engaged an outside consultant to complete a definitive marketing study (which will include discussions with wholesale travel and tour companies, rental car companies, airlines and cruise lines); entered into an agreement with Universal Studios Florida for joint marketing and sales efforts in connection with the Florida Fun-Train services; and entered into a track rights agreement with Florida East Coast Railroad Company ("FEC") for future use.

   The Company's ability to meet its planned commencement date (Fall 1997) depends on, among other things, successful and prompt completion of the Company's pre-opening development activities. Presently, the Company believes it has or will have access to sufficient funds to commence operations of the Florida Fun-Train. See "Plan of Operation."

   In the future the Company contemplates offering other entertainment-based passenger trains for example: (i) developing and operating the "Space Coast Fun-Train", which is to provide passenger service between South Florida and the Florida Space Coast (near the Kennedy Space Center), and (ii) acquiring a tourist destination train ("scenic railroad") outside Florida. Additional funding will be required for these future rail operations; there can be no assurance, however, that the Company will be in a position to launch the Space Coast Fun-Train or any other rail operations at any time.


   The Company maintains offices at 2445 Hollywood Boulevard, Hollywood, FL 33020. Its telephone number is (954) 920-0606.

                                  THE MERGER

   On April 26, 1996, the Company merged with First American-Florida (the "Merger") and the Company was the surviving entity. As a result of the Merger the Company assumed all of the contractual rights, privileges and duties of First American-Florida. In connection with the Merger the Company amended its Articles of Incorporation to, among other things, change its name and create a series of "blank check" preferred stock. See "The Merger."

                                 THE OFFERING

 THE OFFERING:


Maximum Common Stock Offered by the Selling
  Shareholders Assuming Exercise of Warrants and
  Conversion of Notes(1) ............................. 11,799,121 Shares

Maximum Common Stock Outstanding after the
  Offering Assuming Exercise of All Warrants and
  Conversion of Notes(1) ............................. 16,424,124 Shares


Nasdaq Small Cap Symbol for Common Stock ............. FTRN

Series A Warrants Offered
  by Selling Shareholders(2) ......................... 6,320,111 Warrants

Advisory Warrants Offered by Selling Shareholders  ... 100,000 Warrants

Use of Proceeds ...................................... The Company will not receive any proceeds from the sale of the Shares or Warrants by the Selling
                                                       Shareholders. Any proceeds received by the Company,
                                                       from time to time, upon exercise of the Warrants
                                                       will be used for working capital and general corporate
                                                       purposes. See "Use of Proceeds."

Risk Factors ......................................... The securities offered hereby involve a substantial degree of risk and should not be purchased by anyone
                                                       who cannot afford the loss of their entire investment.
                                                       See "Risk Factors."

-----------------
(1) Includes Shares to be issued upon the exercise of the Warrants, and conversion of the Notes (or alternatively, the exercise of Series A Warrants issued in connection with prepayment of Notes); as a result an additional maximum 7,363,046 shares will be outstanding.

(2) No public market exists for the Warrants. Includes 2,357,338 Series A Warrants that may be issued, in certain circumstances, in connection with the prepayment of the Notes.

PLAN OF DISTRIBUTION:

   The Company is unaware of any specific plan of distribution of the Selling Shareholders with respect to the Shares or the Warrants, but believes that the Shares will be sold at prevailing market prices on Nasdaq, without payment of any underwriting commissions or discounts other than ordinary brokerage transaction fees. See "Plan of Distribution." The aggregate net proceeds to the Selling Shareholders from the sale of the Shares or Warrants pursuant to this Prospectus will be the sale price of such Shares or Warrants less any commissions. The Company is paying all of the expenses in connection with the preparation of this Prospectus and the related registration statement.

                                 RISK FACTORS

   THE SECURITIES OFFERED HEREBY ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. ONLY THOSE PERSONS ABLE TO LOSE THEIR ENTIRE INVESTMENT SHOULD PURCHASE THESE SECURITIES. PROSPECTIVE INVESTORS, PRIOR TO MAKING AN INVESTMENT DECISION, SHOULD CAREFULLY READ THIS OFFERING DOCUMENT AND CONSIDER, ALONG WITH OTHER MATTERS REFERRED TO HEREIN, THE FOLLOWING RISK FACTORS:

   NO REVENUE; SUBSTANTIAL LOSSES. Neither the Company nor its predecessor by merger, First American-Florida, have had any revenue from operations, and they have an accumulated deficit during the development stage of $2,098,616 (unaudited) for the period from February 14, 1994 (incorporation) through June 30, 1996. The Company expects such losses to continue at least through commencement of its rail operations in the Fall of 1997, and perhaps thereafter. See "Plan of Operation."

   NEW BUSINESS; SIGNIFICANT CAPITAL REQUIREMENTS; UNCERTAINTY OF MARKET. The Company is a development stage enterprise. The Company has not begun actual passenger rail operations, has had no revenues to date and will not have any revenues until such time, if any, as the Florida Fun-Train is placed into service. The Company has incurred and will continue to incur substantial expenses prior to the commencement of passenger rail operations, which is scheduled to begin in the Fall of 1997. The Company is also subject to all of the risks inherent in the creation of a new business. The Company's ability to deliver its new service with good quality at a reasonable price cannot be assured; and as a result, there can be no assurance that the Company's efforts will result in a commercially viable business or that the Company will ever operate at a profit. The level of acceptance of the Company's services by consumers and the travel/tourism industry cannot be predicted. As a result of its small size and capitalization and lack of operating history, the Company is particularly susceptible to adverse effects of changing economic conditions and consumer tastes, competition, technological developments, and other contingencies beyond the control of the Company. Due to changing circumstances, the Company may be forced to change dramatically, or even terminate, its planned operations.

   CERTAIN ASSUMPTIONS WITH RESPECT TO THE COMPANY'S PROPOSED OPERATIONS. The Company's proposed rail operations are based on assumptions that are inherently subject to significant economic and competitive uncertainties, all of which are difficult to predict and many of which are beyond the control of the Company. These assumptions are also based on information about circumstances and conditions existing at the time the prospective information was prepared. There can be no assurance that any of the prospective information can be realized or that the actual results will not be materially higher or lower than assumed herein.


   REQUIREMENTS FOR ADDITIONAL FINANCING. The Company believes that its current funds, and the interest earned thereon, along with funds from additional financing(s), will be sufficient to allow the Company to commence full revenue service of the Florida Fun-Train in the Fall of 1997. Additional financing(s) will be required to cover operating and capital expenditures if the Company's initial operations do not materially exceed revenue expectations and assuming no exercise of a material amount of the Warrants. Moreover, expansion of passenger rail operations will require substantial additional financing after such time period. The Company has made no arrangements to obtain future additional financing, and there can be no assurance that such financings will be available, or that financing will be available on acceptable terms.

   LIMITED AND CONTINGENT TRACK RIGHTS. The Company has also negotiated an agreement with CSXT (the "CSXT Agreement") for the use of the track between West Palm Beach and Orlando. Among other things, this Agreement provides for a five-year agreement and calls for significant payments to CSXT; in addition, this contract will require the consent of Amtrak. See "Business." The CSXT Agreement contemplates the requirement of a significant amount of comprehensive general liability insurance.

Failure to comply with these and other obligations under the agreement with CSXT could result in loss of such track rights without which the Company could not operate the Florida Fun-Train. See "Plan of Operation."

   The Company has entered into a letter of intent with the FDOT for use of track rights in Dade, Broward and Palm Beach Counties and use of a terminal in Broward County for the Florida Fun-Train.

   In connection with the Space Coast Fun Train, the Company entered into an agreement with the Florida East Coast Railroad Company ("FEC") for the use of certain track rights along the Fort Lauderdale-West Palm Beach-Titusville corridor. Among other things, this ten-year agreement calls for significant payments to FEC, and it requires the Company to maintain a significant amount of comprehensive general liability insurance once the Space Coast Fun-Train is operational. See "Business--Future Entertainment Trains."

   The contractual payments by the Company to the track owners as contemplated by the above-described agreements and understandings are significant and such payments are based on the use of track and/or certain Florida Fun-Train revenue (whichever is greater), and not on the Company's profitability. Further, there can be no assurance that these contractual arrangement will be renewed after the expiration of the applicable terms and the failure to renew either could materially adversely affect the financial prospects of the Company.

   CONSTRUCTION AND INDUSTRY RISKS ASSOCIATED WITH THE FUN-TRAIN. The railcars for the Florida Fun-Train (and the remodeling of the locomotives) must be constructed. This construction and remodeling will be done in Denver, Colorado, by Rader Railcar II, Inc. ("RRI"), which is controlled by Thomas G. Rader, a director and the largest shareholder of the Company. The Company expects the railcars and locomotives to be ready for delivery to the Company beginning in approximately June 1997. There can be no assurance, however, that construction and remodeling of the railcars will be completed on a timely basis. Delays may be caused by technical difficulties, strikes, financial wherewithal and many other factors which RRI may experience and which are beyond the Company's control. In the event of such delays, the Company's operations could be delayed and any such delay could have a material adverse effect on the Company's financial condition. See "Certain Transactions," and "Business--Florida Fun-Train."

   Further, the Company has made its preliminary terminal site selections, but has not made the necessary arrangements (by leasing or purchase and construction) for any of the terminals for the Florida Fun-Train. The Company is currently negotiating with various third parties in this regard; however, there can be no assurance that these negotiations will be successful. See "Business--Governmental Regulation." There can be no assurance that the terminals will be timely constructed.


   The Company's operations may be adversely affected by general economic conditions and by numerous other factors, some of which are common to all businesses and some of which are unique to the passenger rail industry. Such factors include, among others: labor disturbances or strikes, either by on board employees or land-based personnel, which could delay trains or force their cancellation; government regulatory orders or rules which could adversely affect the Company's operations; accidents causing damage to or resulting in the impounding of the Company's railcars, which could result from a variety of natural or man-made causes and could temporarily or permanently prevent the Company's train(s) from operating; and insurance, which may be insufficient to cover losses from the cessation of operations or the replacement or repair of lost or damaged property.


   NO AGREEMENT WITH ENTERTAINMENT PROVIDERS. The success of the Company's Fun-Train concept will depend in part on the provision of entertainment, including video presentations and computer games as well as live entertainment to its railway passengers. To date, the Company has not entered into any agreement with anyone to provide entertainment on the Fun-Trains. The failure to enter into such agreements on terms acceptable to the Company would adversely affect the Company's operations.

   RELIANCE ON FLORIDA TOURISM MARKET. The Company's initial service, the Florida Fun-Train, will target tourists visiting Florida. These planned operations may be materially adversely affected by declining growth or absolute declines in the number of tourists visiting Florida. From time to time the Florida tourism market has experienced slowdowns (declines in growth or absolute declines). The most recent decline was the result of highly-publicized criminal attacks on tourists, as well as increasing competition from other tourist destinations in the U.S. and the Caribbean region, and economic problems in some of Florida's overseas tourism markets. There can be no assurance that any such declines in Florida tourism will not occur in the future, or that such declines would have a direct and adverse impact on the Company's business. See "Business--Markets."


   The Company's business may also be subject to certain seasonal fluctuations, depending on the tourist seasons in Florida, particularly in South Florida (Miami/Ft. Lauderdale) and the Orlando area.


   MARKETING/DEPENDENCE ON WHOLESALE TOUR OPERATORS. The introduction of the Company's passenger railroad service will depend on the Company's ability to successfully implement a marketing program. Initially, the Company expects to rely on wholesale tour operators and travel agents to sell tickets for its passenger train service as part of a travel package. Thus far, the Company has not entered into any agreement with any wholesale tour operator, or other third party distributor. There can be no assurance that the Company will establish satisfactory arrangements with such third party distributors or that sales of tickets for the Company's new railway service will be at prices or in quantities that will be profitable. The Company's present internal marketing and sales capabilities are limited, and the Company will be dependent, in large part, upon independent representatives of tour operators in the wholesale and retail travel trade for the marketing and sales of its new service. Such persons also market competing tourist services and entertainment attractions. Failure of the Company to establish the necessary marketing and distribution network or to generate profitable sales of tickets for the Company's new railway service will have a material adverse effect on the Company's financial condition and results of operations.


   HIGH OPERATING COSTS; RISKS ASSOCIATED WITH FUEL PRICES AND MAINTENANCE OF RAILROAD EQUIPMENT. The passenger rail industry is characterized by a high degree of operating leverage. Specifically, fixed costs represent the major portion of a railroad's operating expenses and cannot be significantly reduced when competition or any of various other factors causes a reduction in load factors (passenger occupancy as a percentage of capacity) or passenger fares or en route revenues. Since railcar purchase or lease installment payments, train operating expenses (including fuel, insurance, track usage charges and wages) and corporate overhead will represent the vast majority of the Company's expenses, the Company may not be able to reduce or decrease these costs on a timely basis in the event that passenger levels drop or fares or en route prices must be lowered because of competitive pressures. Accordingly, there is no assurance that the Company will be able to operate profitably. Future increases in the cost of diesel fuel, a major anticipated expense of train operations, are difficult to predict given the continued economic and political uncertainties in certain areas of the world. Despite the fact that the Company intends to purchase new railcars and related rail equipment, there can be no assurance that a significant amount of maintenance will not be required. See "Business--Competition."


   RISK OF OPERATING A RAILWAY SERVICE; POTENTIAL FOR LIABILITY CLAIMS. The Company faces an inherent risk of exposure to liability claims in the event that the operation of its trains results in accidents or other adverse effects. Further, the Company's track usage agreements with the track owners require (or are expected to require) that the Company maintain certain levels of liability insurance protecting the track owners. See "Business." There can be no assurance that the Company will not be faced with exposure to material liability claims. The track rights agreements require (or will likely require) substantial general comprehensive liability insurance (up to $300,000,000 in coverage), and the premiums for such insurance will be significant. The Company has not obtained any commitment for liability insurance for the operation of the Florida Fun-Train, or that the Company will be able to maintain such insurance at reasonable rates. Failure to maintain adequate insurance could place the Company at great financial risk in the event of accidents and adversely affect the Company's ability to do business. Further, even if the Company were to maintain adequate insurance, adverse publicity from accidents could have a material adverse effect on the Company's business.

   COMPETITION. Numerous companies, most of which are substantially larger than the Company and have much greater financial and other resources, offer alternative modes of transportation over the routes where the Company intends to operate. These alternative modes of transportation, principally private motor vehicles, bus service and passenger air service, offer transportation that is less expensive and/or faster than the Company's proposed rail service. Most of these competitors already enjoy an established presence in the Florida and United States transportation and tourism markets. The Company expects to compete on the basis of what it believes to be its unique combination package of transportation and entertainment.


   Amtrak currently operates a passenger train service between Miami/Fort Lauderdale and Orlando, Florida with numerous stops. While the present Amtrak service does not include the "entertainment-type" service which the Company proposes to provide on the Florida Fun-Train, there can be no assurance that Amtrak will not improve its service and offer amenities similar to those proposed to be offered by the Company.


   Generally, the Company faces extensive competition for the spending of leisure time and dollars from numerous attractions in the tourist entertainment sector. The Company's success will depend primarily on its ability to quickly develop an entertaining, high-quality, efficient, safe and reliable service, as well as its ability to market the service and secure consumer acceptance. It is highly uncertain whether the Company will be successful in these efforts.

   GOVERNMENTAL REGULATION. The Company's contemplated railroad operations are strictly intrastate and therefore not regulated by the federal government except for various safety regulations promulgated by the Federal Railroad Administration, as well as the Florida Department of Transportation's application of federal safety rules. The Company's trains will be required to have a safety inspection by the U.S. Department of Transportation, Federal Railroad Administration and the Florida Department of Transportation before rail operations commence (and periodically thereafter). The failure to "pass" safety inspections both before operations commence and periodically thereafter would result in the railroad operations ceasing until such time as the reason(s) for failure are remedied. And such delay or cessation of operations would materially, adversely affect the Company and its financial performance. See "Business--Governmental Regulation."


   In addition, the Company's operations will also be subject to environmental regulation by federal and state agencies, as well as liquor licensing, health regulations and other regulations promulgated by state and local authorities. There can be no assurance that future regulatory compliance will not materially adversely affect the Company's operations and profitability.

   CONTROL OF THE COMPANY. The executive officers and directors of the Company (eleven persons) jointly own an aggregate of 42.45% of the issued and outstanding Common Stock of the Company (excluding Shares to be issued upon exercise of the Warrants or conversion of the Notes), which is the only outstanding capital stock of the Company and which has one vote per share. Thomas Rader, a director of the Company, is the single largest shareholder of the Company with 17.82% of the Common Stock. Therefore, management of the Company should be able to control virtually all matters requiring approval of the shareholders of the Company, including the election of all of the directors. See "Principal and Selling Shareholders."

   POTENTIAL CONFLICTS OF INTEREST. A significant portion of the Company's available cash (approximately $9.2 million exclusive of applicable sales taxes) is expected to be used to purchase the remaining railcars for the Florida Fun-Train from RRI, a company which is controlled by one of the Company's Directors, Thomas G. Rader. Mr. Rader is currently the Company's largest single shareholder. The Company also expects to satisfy its future needs for railcars through agreements with RRI. There can be no assurance that there will not be material adverse consequences to the Company from the inherent conflict of interest and lack of arm's-length negotiations in connection with any agreement with RRI. Further, in the event that disputes arise between Mr. Rader or RRI and the Company, resolution of such disputes, whether through legal action or otherwise, could be severely complicated by Mr. Rader's status as a director and a principal shareholder. See "Business--Florida Fun-Train" and "Certain Transactions."

   The CSXT Agreement provides that CSXT has the right to designate one member of the Board of Directors of the Company. This could give rise to a conflict of interest between the Company and CSXT.

   OFFICER AND DIRECTOR INDEMNIFICATION. Pursuant to the Company's Bylaws, the Company is obligated to indemnify each of its officers and directors to the fullest extent permitted by law with respect to all liability and loss suffered, and reasonable expense incurred, by such person in any action, suit or proceeding in which such person was or is made or threatened to be made a party or is otherwise involved by reason of the fact that such person is or was a director or officer of the Company. The Company is also obligated to pay the reasonable expenses of indemnified directors or officers in defending such proceedings if the indemnified party agrees to repay all amounts advanced should it be ultimately determined that such person is not entitled to indemnification.


   NO PAYMENT OF CASH DIVIDENDS. The Company has not paid any cash dividends to holders of its Common Stock nor does it intend to declare any cash dividends with respect thereto in the near future. Instead, the Company intends to retain future earnings, if any, for use in its business operations. Further, the security instrument securing the Notes prohibit the payment of any dividends on the Common Stock. See "Dividend Policy."

   ADVERSE EFFECT OF POSSIBLE REDEMPTION OF SERIES A WARRANTS. Upon redemption of the Series A Warrants, the holders thereof would be required to
(i) exercise such warrants and pay the exercise price at a time when it may be disadvantageous for them to do so, or (ii) accept the redemption price which is likely to be substantially less than the market value of such warrants at the time of redemption. See "Description of Securities."

   EXERCISE OF THE WARRANTS AND/OR THE CONVERSION OF THE NOTES INTO COMMON STOCK WILL HAVE DILUTIVE EFFECT. The Warrants will provide an opportunity for the holders thereof to profit from a rise in the market price of the Common Stock, of which there is no assurance, with resulting dilution in the ownership interest in the Company held by the then present shareholders. Holders of the Warrants or the Notes most likely would exercise such Warrants or convert the Notes and purchase the Common Stock underlying such securities at a time when the Company may be able to obtain capital by a new offering of securities on terms more favorable than those provided by such Warrants or Notes, in which event the terms on which the Company may be able to obtain additional capital would be affected adversely.


   SHARES ELIGIBLE FOR FUTURE SALE. All but 350,000 of the Company's current outstanding shares of Common Stock (9,061,078 Shares) are "restricted securities"; however, pursuant to this offering a significant number of such currently outstanding shares (4,425,275 shares) are being offered hereby for sale. In addition, in the future, these "restricted securities" along with the balance of the Common Stock outstanding may be sold upon compliance with Rule 144, adopted under the Act. Rule 144 provides, in essence, that a person holding "restricted securities" for a period of two years may sell only an amount every three months equal to the greater of (a) one percent of the Company's issued and outstanding Common Stock, or (b) the average weekly volume of sales during the four calendar weeks preceding the sale. The amount of "restricted securities" which a person who is not an affiliate of the Company may sell is not so limited, since non-affiliates may sell without volume limitation their Shares held for three years if there is adequate current public information available concerning the Company. During each three-month period, beginning in April 1998, a holder of restricted securities who has held them for at least the two-year period may sell under Rule 144 a number of Shares up to approximately 90,500 Shares (assuming no exercise of Warrants or conversion of Notes). Non-affiliated persons who hold for the three-year period described above may sell unlimited Shares once their holding period is met.


   DILUTION; FUTURE SALES OF STOCK BY THE COMPANY. After reserving a total of 7,363,046 Shares of Common Stock for issuance upon the exercise of the outstanding Warrants and conversion of the Notes, the Company will have in excess of 83,000,000 Shares of authorized but unissued Common Stock available for issuance without further shareholder approval. As a result, any issuance of additional Shares of Common Stock may cause current shareholders of the Company to suffer significant dilution which may adversely affect the market for the securities of the Company. See "Description of Securities."

   Prospective investors should be aware that the possibility of sales may, in the future, depress the price of the Common Stock in any market which may develop and, therefore, the ability of any investor to market Shares may be dependent directly upon the number of Shares that are offered and sold. Affiliates of the Company may sell their Shares during a favorable movement in the market price of the Common Stock which may have a negative effect on its price per share. See "Description of Securities."


NO ASSURANCE OF CONTINUED NASDAQ LISTING AND "PENNY STOCK" REGULATIONS MAY IMPOSE CERTAIN RESTRICTIONS

   The Company's Common Stock began trading on the Nasdaq SmallCap Market on September 12, 1996. The Board of Governors of the National Association of Securities Dealers, Inc. has established certain standards for the initial listing and continued listing of a security on Nasdaq. The standards for initial listing require, among other things, that an issuer have total assets of $4,000,000 and capital and surplus of at least $2,000,000; that the minimum bid price for the listed securities be $3.00 per share; that the minimum market value of the public float (the shares held by non-insiders) be at least $2,000,000, and that there be at least two market makers for the issuer's securities. The maintenance standards require, among other things, that an issuer have total assets of at least $2,000,000 and capital and surplus of at least $1,000,000; that the minimum bid price for the listed securities be $1.00 per share; that the minimum market value of the "public float" be at least $1,000,000 and that there be at least two market makers for the issuer's securities. A deficiency in either the market value of the public float or the bid price maintenance standard will be deemed to exist if the issuer fails the individual stated requirement for ten consecutive trading days. If an issuer falls below the bid price maintenance standard, it may remain on Nasdaq if the market value of the public float is at least $1,000,000 and the issuer has $2,000,000 in equity. There can be no assurance that the Company will continue to satisfy the requirements for maintaining the Nasdaq listing. If the Company's securities were to be excluded from Nasdaq, it would adversely affect the prices of such securities and the ability of holders to sell them, and the Company would be required to comply with the initial listing requirements to be relisted on Nasdaq. Should the Company's Common Stock be delisted by Nasdaq then the only likely public market for the Company's Common Stock would be the OTC Bulletin Board.

   If the Company is unable to satisfy Nasdaq's maintenance requirements and the price per share were to drop below $5.00, then unless the Company satisfied certain net asset tests, the Company's securities would become subject to certain penny stock rules promulgated by the Securities and Exchange Commission. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. If the Company's Common Stock becomes subject to the penny stock rules, investors in the Offering may find it more difficult to sell their shares.


   POSSIBLE ADVERSE EFFECT OF ISSUANCE OF PREFERRED STOCK ON MARKET PRICE AND RIGHTS OF COMMON STOCK. The Company's Articles of Incorporation authorize the issuance of 500,000 shares of "blank check" preferred stock ("Preferred Stock") with such designations, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without shareholder approval, to issue Preferred Stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of the Common Stock. The issuance of any series of Preferred Stock having rights superior to those of the Common Stock may result in a decrease in the value or market price of the Common Stock. Holders of Preferred Stock to be issued in the future may have the right to receive dividends and certain preferences in liquidation and conversion rights. The issuance of such Preferred Stock could make the possible takeover of the Company or the removal of management of the Company more difficult, discourage hostile bids for control of the Company in which shareholders may receive premiums for their Common Stock and adversely affect the voting and other rights of the holders of the Common Stock. The Company may in the future issue additional shares of its Preferred Stock. See "Description of Securities--Preferred Stock."

   REQUIREMENTS OF CURRENT PROSPECTUS AND STATE BLUE SKY REGISTRATION IN CONNECTION WITH THE EXERCISE OF THE WARRANTS. The Company will be able to issue the Shares issuable upon the exercise of the Warrants only if (i) there is a current Prospectus relating to the securities offered under an effective Registration Statement filed with the Commission, and (ii) such Common Stock is then qualified for sale or exempt therefrom under applicable state securities laws of the jurisdictions in which the various holders of such Warrants reside. While this Prospectus relates to a current, effective registration statement, there can be no assurance, that the Company will be successful in maintaining a current Registration Statement. After a Registration Statement becomes effective, it may require updating by the filing of post-effective amendments.

   FORWARD-LOOKING STATEMENTS AND ASSOCIATED RISK. This Prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements regarding, among other items (i) the Company's growth strategies, (ii) the impact of the Company's products and anticipated trends in the Company's business, and (iii) the Company's ability to enter into contracts with certain suppliers and strategic partners. These forward-looking statements are based largely on the Company's expectations and are subject to a number of risks and uncertainties, certain of which are beyond the Company's control. Actual results could differ materially from these forward-looking statements as a result of the factors described herein, including, among others, regulatory or economic influences. In light of these risks and uncertainties, there can be no assurance that the forward-looking information contained in this Prospectus will in fact transpire or prove to be accurate.

                                  THE MERGER

   GENERAL. In conjunction with the Private Placements on April 26, 1996, (see "Plan of Operation"), the Company merged with First American-Florida, a Florida corporation (the "Merger"). The Company was the surviving entity in the Merger, and as part of the Merger the Company issued one share of Common Stock for each share of common stock of First American-Florida then outstanding, and changed its name to "First American Railways, Inc." By virtue of the Merger, the Company has succeeded to all of the contractual rights, duties and obligations of First American-Florida, including, but not limited to, those arising under the Warrants and other obligations incurred executed in connection with the Private Placement. See "Certain Transactions."


   The Company, formerly known as Asia-America Corporation and prior to that Barona Enterprises, Inc., was formed in March 1987 for the purpose of acquiring suitable property, assets or businesses by means of completing a merger with or the acquisition of a privately held business enterprise seeking to obtain the perceived advantages of being a public company. In March 1988, Barona Enterprises, Inc. completed a public offering of its securities.


   REVERSE STOCK SPLIT. Prior to completion of the Merger, the Company effectuated a reverse stock split on a 1-for-108 basis which reduced its issued and outstanding shares of common stock to 350,000 shares. All fractional shares were rounded up to the nearest whole share. A pre-Merger shareholder of the Company contributed sufficient shares to the Company for cancellation to offset whole shares issued in lieu of fractional shares and to round off the exact number of issued and outstanding shares to 350,000.

   AMENDMENT TO THE ARTICLES OF INCORPORATION. At the time of the Merger, the Company amended its Articles of Incorporation to (i) change its corporate name, (ii) authorize 500,000 shares of preferred stock, $.001 par value, to be issued in such series and with such rights, preferences and designations as determined by the Company's Board of Directors, and (iii) to provide that officers and directors of the Company shall have no liability for breach of fiduciary duty except as provided under Nevada law.

   The State of Nevada has amended its corporation law subsequent to the incorporation of the Company in 1987 to provide that directors and officers of a Nevada corporation, if so stated in the Articles of Incorporation, shall not be personally liable to the corporation or its stockholders for a breach of fiduciary duty except in the instance of intentional misconduct, fraud, knowing violation of law, or the improper payment of dividends. By amending its Articles of Incorporation, the Company intended to include a provision in its Articles of Incorporation to take advantage of this provision in the law so as to be able to retain the best qualified officers and directors free from claims under spurious and frivolous shareholders' suits.

   The Company has no present intention to issue any of its preferred stock, but proposed new management desires to have such shares available should the need arise to issue such shares for financing or other corporate purposes in the future. All terms, conditions, rights and preferences of such shares, including any separate series thereof shall be determined at the sole discretion of the Company's Board of Directors. See "Description of Securities--Preferred Stock."

   The preferred stock may be issued in series from time to time with such designation, rights, preferences and limitations as the Board of Directors of the Company may determine by resolution. The rights, preferences and limitations of separate series of preferred stock may differ with respect to such matters as may be determined by the Board of Directors, including, without limitation, the rate of dividends, method and nature of payment of dividends, terms of redemption, amounts payable on liquidation, sinking fund provisions (if any), conversion rights (if any) and voting rights. The potential exists that the preferred stock could be issued which would grant dividend preferences and liquidation preferences to preferred shareholders. See "Description of Securities--Preferred Stock."

                               USE OF PROCEEDS

   The Company will not receive any proceeds from the sale of the Shares offered by the Selling Shareholders. Management estimates that the aggregate expense of this offering will be approximately $116,800, all of which will be borne by the Company.

   The gross proceeds from the exercise of all of the outstanding Warrants would be $14,119,705. The Company intends to use the proceeds from the exercise of the Warrants, if any, for working capital and general corporate purposes. Proceeds not immediately required for such purposes will be invested principally in United States government securities, short-term certificates of deposit, money market funds or other short-term interest-bearing investments.

                         PRICE RANGE OF COMMON STOCK


   The Company's Common Stock recently began trading on the Nasdaq SmallCap Market ("Nasdaq") under the symbol "FTRN". Prior to September 11, 1996, the Company's Common Stock was quoted on the OTC Bulletin Board under the same symbol. The following table sets forth the high and low sales prices of the Common Stock for the period indicated in 1996.



 1996:                                  HIGH       LOW
-----                                 -------    -------
Second Quarter (beginning April
26) ...............................    $6.375     $3.00
Third Quarter .....................    $5.375     $3.25
Fourth Quarter (through October
30) ...............................    $ 4.75     $2.75

   On October 30, 1996, the last reported sales price of the Common Stock was $3.75 per share. As of that date, there were approximately 360 holders of record of the Common Stock.

-----------------
* Market prices have been disclosed for the post-Merger period; prior thereto there had been no active trading market for the stock during the last three years.

                               DIVIDEND POLICY

   Holders of the Company's Common Stock are entitled to dividends when, as and if declared by the Board of Directors out of funds legally available therefor. The Company does not anticipate the payment of any dividends in the foreseeable future. The Company intends to retain future earnings, if any, to finance the development and expansion of its business. Future dividend policy will be subject to the discretion of the Board of Directors and will be contingent upon future earnings, if any, the Company's financial condition, capital requirements, general business conditions and other factors. Therefore, there can be no assurance that any dividends of any kind will ever be paid. Further, the Notes provide that the Company will not (i) declare or pay any dividend or make any other distribution of the Company, except dividends or distributions payable in equity securities of the Company, or
(ii) purchase, redeem or otherwise acquire or retire for value any equity securities of the Company, except (a) an equity security acquired upon conversion thereof into other equity securities of the Company and (b) any equity security issued to employees, directors or others performing services in accordance with agreements providing for such repurchase at original cost upon termination of employment, membership on the Board of Directors or other affiliation with the Company.

                           SELECTED FINANCIAL DATA

   The following selected financial data as of December 31, 1995, and for the eight months then ended and the year ended April 30, 1995, is derived from the Company's audited financial statements included elsewhere herein. The financial data as at June 30, 1996 and 1995 and for six months ended June 30, 1996 and 1995 and for the cumulative period for February 14, 1994 (incorporation) through June 30, 1996, has not been audited by independent auditors; however, in the opinion of management such financial data includes all adjustments (consisting of normal recurring adjustments) necessary to present fairly the information set forth therein. Interim results are not necessarily indicative of results for the entire year. The following data should be read in conjunction with the financial statements of the Company, including notes thereto, and other financial information included elsewhere herein.

STATEMENT OF OPERATIONS DATA

                       CUMULATIVE FROM
                         THE PERIOD             FOR THE SIX MONTHS
                      FEBRUARY 14, 1994            ENDED JUNE 30,        FOR THE EIGHT      FOR THE YEAR
                       (INCORPORATION)    ----------------------------    MONTHS ENDED         ENDED
                           THROUGH                                        DECEMBER 31,       APRIL 30,
                        JUNE 30, 1996          1996           1995            1995             1995
                         (UNAUDITED)      (UNAUDITED)     (UNAUDITED)
                     ------------------ -------------  ------------- ---------------- ---------------
Net Loss ..........      $(2,098,616)      $(759,207)      $(442,316)      $(720,413)        $(618,996)
Net Loss Per Share                --      $    (.12)      $    (.10)      $    (.17)        $    (.14)

BALANCE SHEET DATA

                                         JUNE 30, 1996    DECEMBER 31, 1995
                                          (UNAUDITED)
                                       ---------------- ------------------
Working Capital .....................     $12,748,710         $(580,366)
Total Assets ........................      14,724,221           357,672
Total Liabilities ...................       8,407,041           582,046
Total Stockholders' Equity (Deficit)        6,317,180          (224,374)

                                PLAN OF OPERATION

   PLAN OF OPERATION


   The Company proposes to provide its customers with innovative, quality, entertainment-based passenger rail service. The Company is in the development stage, and to date it has had no material operations; however, the Company has taken significant steps to commence operations of the Florida Fun-Train. In that regard the Company has: purchased its first passenger car; entered into an agreement with RRI to manufacture the remaining railcars for the Florida Fun-Train; entered into an agreement with CSXT for track use; obtained a letter of intent to enter into an agreement with the FDOT for track use and a terminal location in South Florida; selected a prospective terminal site on the Orlando International Airport property and commenced negotiations with the OUC and GOAA in that regard and for the rights to use OUC tracks leading into the proposed site, and commenced discussions with others regarding an alternative terminal location in the Greater Orlando area; commenced negotiations with Amtrak for certain technical services in connection with the Florida Fun-Train; engaged an outside consultant to complete a definitive marketing study (which will include discussions with wholesale travel and tour companies, rental car companies, airlines and cruise lines); entered into an agreement with Universal Studios Florida for joint marketing and sales efforts in connection with the Florida Fun-Train services; and entered into a track rights agreement with FEC for future use. See "Business." The Company anticipates commencing promotional rail service for the Florida Fun-Train in the Summer 1997, and full rail service in the Fall 1997. Until full service is commenced, the Company does not expect to generate any material revenues; nevertheless, during the next twelve months the Company expects to have significant capital expenditures for railcar construction, terminal leasing and/or construction, and track and leasehold improvements, and significant operating expenses for salaries, marketing and track use (when rail service commences).


   The Company plans to use its current available funds (i) to pay the expenses in connection with the commencement of the operation of the Florida Fun-Train and (ii) provide working capital to support the Florida Fun-Train's initial operations to the extent that cash flow from such operation is insufficient. See "Business."


   During this development stage, the Company has agreed to purchase additional Fun-Train railcars pursuant to a construction agreement with RRI. The Company has contracted to spend a maximum of approximately $9.7 million (including applicable sales taxes) to purchase up to 12 railcars and make exterior modifications to three diesel locomotives. The Company expects to lease two diesel locomotives prior to commencing operations, and it estimates, based on currently available information, that diesel locomotives are generally available for lease for approximately $14,000/month/locomotive.

   The railcar construction agreement with RRI required a significant down payment with the balance of the contract price to be paid in installments; however, this payment schedule will vary depending on the number and delivery schedules of the cars actually purchased. The Company expects the railcars to be completed and delivery to begin in the Summer 1997 and it expects staggered delivery of the railcars to continue during the Summer 1997 so that it can begin offering promotional rail service of the Florida Fun-Train at that time. See "Risk Factors--Construction and Industry Risks Associated with the Fun-Train."

   Before the Florida Fun-Train rail operations can commence, the Company must construct or otherwise obtain the use of terminals at each end of the proposed route. The Company is currently in negotiations in this regard, and it is in the process of finalizing its cost estimates and determining the extent of governmental support for these activities, if any. During the next 12 months the Company expects to increase its work force from the ten persons currently employed by the Company (eight of whom are management). The Company will be required to hire approximately 75 additional employees; however, the exact number of employees is dependent on the Company's decision with respect to outsourcing, its marketing and rail operations functions, etc.


   There can be no assurance that all of the foregoing arrangements or agreements, which are still to be negotiated, will be made in a timely fashion. See "Risk Factors" and "Business." In addition, the Company will be required to obtain certain levels of insurance, hire qualified employees and it may be required to develop its own maintenance services and its own reservation system.

   Upon launching the Florida Fun-Train, revenues will be generated from both passenger ticket sales and onboard passenger revenues. The Company estimates, although there can be no assurance that such prices will be realized, that the initial one-way ticket price for the Florida Fun-Train will be in the range of $65-$75 (before discounts) and that the average per passenger en route revenue (for food, beverages, entertainment and souvenirs) will be in the range of $22-$25. A significant portion of the tickets sold for the Florida Fun-Train are anticipated to be sold through travel wholesalers and travel agents. Travel wholesalers and travel agents typically earn commissions and discounts of approximately 20% and 10%, respectively. The Florida Fun-Train is anticipated to consist of up to eight passenger cars which would accommodate up to 632 passengers (approximately 80 passengers per car).

   Presently, the Company contemplates offering in the future another entertainment train to be known as the Space Coast Fun-Train which is to provide passenger service between South Florida and the Florida Space Coast (near the Kennedy Space Center). Also, the Company is actively pursuing a strategy of acquiring a tourist destination train. See "Business--Future Entertainment Trains."


   DEVELOPMENT STAGE ACTIVITIES AND LIQUIDITY

GENERAL:


   Neither the Company nor its predecessor by merger, First American-Florida, have had any revenue from operations, and the Company has had accumulated losses of $2,098,616 (unaudited) for the period from February 14, 1994 (incorporation) through June 30, 1996. The Company expects such losses to continue at least through commencement of its full rail operations in the Fall 1997, and perhaps thereafter. Since inception the Company's (and its predecessor's) activities have been funded by the private placement of its securities and by borrowings, the net cash proceeds from which have totaled $15,417,649; of this amount, approximately $507,000 in cash was used to pay the expenses of offerings not completed, and approximately $850,000 in cash was used to purchase a rail car for future use.

YEAR ENDED APRIL 30, 1995:

   The Company was initially capitalized with $18,000. Thereafter, in October 1994, the Company completed a private placement of securities in which it sold an aggregate of 420,570 shares of common stock to 24 investors for a total of approximately $961,000 in net proceeds. There was no placement agent retained in connection with this private placement. These aggregate funds were used to pay a deposit of $350,000 on the first railcar for the Florida Fun-Train, and the balance was used to pay direct costs associated with further capital raising, and general and administrative expenses (which were related to the pre-commencement activities for the Florida Fun-Train and capital raising activities).


EIGHT MONTHS ENDED DECEMBER 31, 1995:

   The Company explored various financing alternatives; however, no additional capital was raised during this period. The Company borrowed an additional $270,000 in order to support its operations. During this period, the Company had a net loss of $720,413, of which approximately $282,000 were expenses of offerings not completed. In addition, a significant amount of other expenses, principally the salaries of officers and employees, were expended in connection with capital raising activities.

SIX MONTHS ENDED JUNE 30, 1996:

   In March 1996, the Company completed a private placement of securities in which it sold an aggregate 375,004 shares of common stock and issued $500,000 in convertible notes, bearing interest at 10% per annum, for aggregate net proceeds of $393,709. In April-May 1996, the Company completed a private placement of securities, in which it sold 3,950,271 Series A Warrants, exercisable at $3.50 per share, and 4,050,271 shares of Common Stock valued at $8,250,683 and issued $8,250,682 (principal amount) in Notes, bearing interest at 10% per annum, for aggregate net proceeds of $14,514,905 (of which $416,300 was not cash consideration, but represented the conversion of the principal and accrued interest on certain secured notes issued in the March 1996 private placement into securities sold in the April-May 1996 private placement).


   The Company used $778,388 of the proceeds to repay $333,388 in notes payable to related parties and others, and $445,000 to repay notes payable from the financing completed in March 1996. In addition, in June 1996 the Company made a payment of $536,000 to RRI representing the final payment (plus interest and costs of repairs) due on the first railcar purchased. In addition, a significant portion of the proceeds of the April-May 1996 private placement (approximately $830,000) were escrowed to pay the first year's interest on the Notes sold in that private placement.


   To date the Company has not generated any revenue and as of June 30, 1996 it had accumulated losses of $2,098,616 (unaudited). At June 30, 1996, the Company had working capital of $12,748,710 and stockholders' equity of $6,317,180 (unaudited).

LIQUIDITY:


   The Company's future cash requirements will be significant. The Company expects that the proceeds from the Private Placements, along with prospective leasing and financing opportunities, will be sufficient to enable the Company to commence operations of the Florida Fun-Train in the Fall 1997. There can be no assurance, however, that operations will in fact commence as scheduled, nor that unanticipated problems may arise which may necessitate the need for additional financing until the Company can generate revenues sufficient to meet operating expenses. Further, there can be no assurance that the Company will not experience adverse changes in its business prospects, its proposed operations, or in the transportation or tourism industries, or the U.S. economy, generally. See "Business."


FUTURE ACCOUNTING PRONOUNCEMENTS

   In March 1995, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 121 "Accounting for Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" ("SFAS No. 121"). SFAS No. 121 requires, among other things, impairment loss of assets to be held and gains or losses from assets that are expected to be disposed of be included as a component of income from continuing operations before taxes on income. The Company has adopted SFAS No. 121 as of January 1, 1996 and its implementation did not have a material effect on the financial statements.

   In October 1995, FASB issued SFAS No. 123, "Accounting for Stock Based Compensation." SFAS No. 123 requires that a fair value method for accounting for stock-based compensation plans be calculated and either recognized in the financial statements or disclosed in the notes to the financial statements. The Company does not presently intend to adopt the fair value based method and as such, earnings will not be impacted by these options. However, it will disclose in the footnotes the effects of the calculation required by the statement.

                                    BUSINESS


   The Company was organized in the State of Nevada in 1987 and completed a public offering of its securities in May 1987. Prior to the merger described below, the Company's business purpose was to seek to acquire suitable property, assets or businesses by means of completing a merger with or the acquisition of a privately-held business enterprise seeking to obtain the perceived advantages of being a public company. The Company's goal is to become a recognized leader in providing innovative, quality, entertainment-based passenger rail service.

   First American-Florida was organized in February 1994 with management who has experience in the passenger rail and tourism industries. Over the last several years Florida has had an annual tourist base of approximately 40 million tourists. Initially the Company intends to capitalize upon Florida's growing tourist base by developing and operating unique entertainment-based passenger rail service, the "Florida Fun-Train", between South and Central Florida. First American-Florida merged into the Company in April 1996. The Company plans to develop and offer a series of entertainment-based trains, beginning with the "Florida Fun-Train".


   Florida attracts tourists from across the world and was the top tourist destination in the United States in 1995. South Florida not only contains a number of well-known tourist destinations, but is also a key entry point into the state for cruise ships entering and leaving the Port of Miami and Port Everglades (Fort Lauderdale), as well as tourists utilizing Miami International and Hollywood-Fort Lauderdale Airports. Central Florida (Greater Orlando) plays host to world renowned tourist destinations such as Universal Studios Florida, Walt Disney World, Sea World, Kennedy Space Center and Port Canaveral. In 1994, approximately 14 million people traveled between South and Central Florida.


   The Florida Fun-Train is being designed to provide passengers with an exciting, unique, fun-filled overland leisure excursion. The Company expects that this will be accomplished through the use of a variety of entertainment features, including "virtual reality" and "high-tech" games, as well as dining, dancing and lounge cars offering a variety of live entertainment. It is anticipated that the exterior of the Florida Fun-Train will be designed to have the appearance of a colorful, ultra-modern train. The train's colors will be vibrant unlike the typical passenger train in the United States. The Company expects that most of its passengers will be tourists, and that the Company's service will be offered as an "extension" of the passenger's vacation. The Company intends to provide a high level of service ("customer care") in order to accommodate its passengers; to facilitate this the Company has hired an employee (vice president) who is specifically charged with these duties. See "Management."

   In the future the Company contemplates offering other entertainment-based passenger trains including (i) developing and operating the "Space Coast Fun-Train", which is to provide passenger service between South Florida and the Florida Space Coast near the Kennedy Space Center, and (ii) acquiring a tourist destination train ("scenic railroad") outside Florida. The Company will be required to seek additional financing for these future opportunities; there can be no assurance that such financing will be available on terms acceptable to the Company or that the Company will be in a position to launch the Space Coast Fun-Train or any other rail operations at any time.

   Management of the Company has experience in the passenger rail and tourism markets. The Company's Chairman of the Board is on the Board of Directors of the Tri-County Rail Authority (Chairman from October 1992 to October 1993 and from July 1995 to June 1996). The Authority operates a 67-mile mass transit railroad service known as "Tri-Rail" between the metropolitan areas of Miami, Fort Lauderdale and West Palm Beach, Florida, and carries approximately 10,000 passengers daily. The Company's Vice Chairman was the founder and is the former Chairman of the Board of Directors of the Auto-Train Corporation (which carries passengers and their automobiles on the same train, between the Washington, D.C. area and the Orlando, Florida area).


   The Fun-Train concept is to provide an enjoyable, high-quality entertainment alternative to other means of transportation between South and Central Florida. The Company's goal is to maximize the entertainment value of the travel time while providing an efficient, safe and reliable form of transportation at a reasonable price. As such, management of the Company believes it will be able to capture both a portion of the tourist market intent on travelling between South and Central Florida while also encouraging travel on the Florida Fun-Train by tourists and residents who would not otherwise make the trip. Currently, travel is made between South and Central Florida primarily by either automobile or airplane. The Company believes the Florida Fun-Train will offer significant price advantages to traveling by airplane while travelling by automobile does not offer the entertainment value provided on the Florida Fun-Train.

  COMPETITION


   Generally, the Company faces extensive competition for the spending of leisure time and dollars from numerous attractions in the tourist entertainment sector. The Company's success will depend primarily on its ability to quickly develop an entertaining, high-quality, efficient, safe and reliable service, as well as its ability to market the service and secure consumer acceptance. It is uncertain whether the Company will be successful in these efforts.


   Numerous companies, most of which are substantially larger than the Company and have much greater financial and other resources, offer alternative modes of transportation over the routes where the Company intends to operate. In addition to the extensive competition in the transportation sector, the Company faces extensive competition for the spending of leisure time and dollars from numerous attractions in the tourist entertainment sector. These alternative modes of transportation, offer transportation that is less expensive and/or faster than the Company's proposed rail service. Most of these competitors already enjoy an established presence in the Florida and United States transportation and tourism markets. The Company expects to compete on the basis of what it believes to be its unique product, which will provide a combined package of transportation and entertainment.


   The Company believes its principal competition in the transportation sector occurs from airlines, automobiles and inter-city buses. While air travel is a faster means of transportation, it is generally more expensive than the Company's proposed fares; however, there are certain low-fare air carriers operating in the South Florida/Orlando corridor. Further the Company believes that airline travel does not provide significantly greater convenience within the scope of the Florida Fun-Train's projected routes. Automobile travel is, on the other hand, less expensive, but lacks the convenience and ease of transport expected to be provided by the Florida Fun-Train.

   In addition, Amtrak currently operates passenger train service between Miami/Fort Lauderdale and Orlando, Florida with numerous stops in between. The cost of a round-trip ticket on Amtrak between Miami/Fort Lauderdale and Orlando is currently $123 (first class service) and $55 (coach service.) Presently Amtrak service does not include the "entertainment-type" service which the Company proposes to provide on the Florida Fun-Train; however, there can be no assurance that Amtrak will not improve its service and offer amenities similar to those proposed to be offered by the Company. The Company is currently negotiating with Amtrak for the latter to provide certain "technical services" for the Florida Fun-Train. See "Business--Florida Fun-Train."

   The Company believes that its principal competition stems from air, automobile and other railway companies. The Company is not aware of any other person or entity currently planning to provide a service directly competitive with the Florida Fun-Train, or the Space Coast Fun-Train; however, the Company is generally aware of the fact that Walt Disney Company has indicated from time to time its interest in establishing a rail link between its operations in greater Orlando and one or more cruise ports in Florida. There can be no assurance that such a competitor will not appear before or after the Company commences operations.


  FLORIDA FUN-TRAIN

   The Company plans to commence operations of the Florida Fun-Train during the Fall 1997.

The Florida Fun-Train is anticipated to consist of:

8 Dome Passenger Cars*   Each car will provide comfortable, spacious seating and
                         meal service for approximately 80 passengers (which
                         includes the initial prototype car already owned by the
                         Company).

4 Bilevel Entertainment  These cars will consist of (i) one "bar car" which will
  Cars* serve cocktails and hors d'oeuvres and provide live entertainment, and music for listening and/or dancing,
                         (ii) one "electronic game" car which is expected to contain high-tech video and virtual reality as well as music and live entertainment (provided by musicians, disc jockeys, magicians, clowns, etc.), (iii) one multi media car which will include a custom designed entertainment area which will provide the latest in audio/visual special effects and (iv) one lounge car which will consist of an ice cream/pizza parlor, a children's play area and gift shop.


1 Baggage Car            This car will provide storage space for the passengers'
                         luggage.

-------
* The Fun-Train's operation may commence with less than eight passenger cars and/or less than four entertainment cars.


   The Company intends to have all of these railcars constructed by Rader Railcar, Inc. See "Certain Transactions."


   In addition, each Fun-Train will utilize two leased diesel locomotives, which will be remodeled to give the appearance of a sleek, high-speed locomotive. It is currently contemplated that one locomotive will be positioned on each end of the train, allowing the train to be operated in either direction without the need to turn the train around.

   The Company plans to initially operate the Florida Fun-Train between Fort Lauderdale and Orlando on currently existing FDOT and CSXT tracks.

   The tracks between Ft. Lauderdale and West Palm Beach which comprise part of the proposed route of the Florida Fun-Train are controlled by FDOT. The Company has been in negotiations with FDOT to obtain the right to use this track. The Company has entered into a letter of intent in this regard. Based on this letter of intent, the Company anticipates that the track usage fee for the use of this portion of the proposed route will range from $400 to $600 per train trip (one-way); this cost to the Company is expected to include the right to use a railroad terminal in Broward County which would serve as the southern terminal for the Florida Fun-Train (as described below) and the track rights to an existing railroad maintenance facility in Hialeah, FL. The Company believes it will have a final agreement in this regard in the near future.

   The CSXT Agreement dated October 31, 1996, provides for the use of CSXT's tracks between West Palm Beach and Orlando to be used for the operation of the Florida Fun-Train. The CSXT provides, in part, that the Company will initially pay CSXT the greater of $20 per train-mile, or 16% of the Company's gross ticket revenue (less discounts) from the Florida Fun-Train operations. The Company's payment requirements under the CSXT Agreement are as follows: the per train-mile amount is subject to various increases for inflation and other price adjustments including, (i) an annual increase, beginning January 1, 1999, in the per train-mile charge equal to the inflation index of the Association of American Railroads, (ii) a $50,000 per month reduction for the aggregate train-mile charge in 1997, 1998 and 1999, and (iii) a $2.20 increase in the per train-mile charge along with a limit in certain circumstances on the total annual compensation to CSXT beginning in the year 2000 and thereafter. In addition, the Company is required to maintain at least $300 million in comprehensive general liability insurance with a minimal deductible (or self-assured). Pursuant to the CSXT Agreement, CSXT has agreed not to grant similar access rights to the subject rail corridor (between West Palm Beach and Orlando) to any other private rail passenger operator or contractor which would provide comparable conventional rail passenger service for the cruise ship market. The exclusivity provision specifically excepts the provision of access to the subject CSXT route by Amtrak and the Tri-County Commuter Rail Authority, as well as other publicly-funded authorities with statutory and/or contractual rights with respect thereto. The exclusivity also does not apply to high-speed rail activities. In addition, the exclusivity clause will be voidable at CSXT's option if (i) after the first year of operation, the Company does not operate at least 16 Florida Fun-Trains a week, or (ii) management of the Company changes significantly. The term of the agreement will be five years. In addition to the foregoing, the Company has agreed to sell up to 475,000 warrants to CSXT, exercisable at $4.50 per warrant with the initial installment of 75,000 warrants being exercisable upon the commencement of operations of the Florida Fun-Train and thereafter in four equal annual installments of 100,000 warrants each commencing January 1, 1998; no provision has been made herein for the effect of the issuance or exercise of these warrants when and if issued. Also, the Company has tentatively agreed to appoint a CSXT representative, selected by the Company, to its Board of Directors.

   The track rights agreements that the Company has or are expected to have with track owners, will require the substantial amounts of general comprehensive liability insurance (up to $300 million in coverage). The Company has received proposals from various insurance brokers to assist it in obtaining the coverage. In this regard, the Company has selected an internationally--recognized insurance brokerage firm which has advised the Company that this type and amount of insurance is generally available, at reasonable rates, and it believes the Company will be able to secure a commitment for such insurance prior to the commencement of the Florida Fun-Train's operations.

   The initial terminal locations are planned to be in Fort Lauderdale (which is located in the center of the metropolitan area comprising Dade, Broward and Palm Beach Counties) and in the Greater Orlando area, the home of Walt Disney World, Universal Studios Florida, Sea World and numerous other attractions.

   The Company has entered into a letter of intent with FDOT for the use of an existing railroad terminal which is currently used by Tri-Rail and Amtrak and which is located on a rail corridor in Broward County and is proximate to the intersection of I-95 and Broward Boulevard. This site will serve as the southern terminal for the Florida Fun-Train. The Company is also negotiating with Tri-Rail and Amtrak for the right to use various sidings along this section of the route, including those near the aforementioned terminal site and with Amtrak for the use of the rail maintenance facility in Hialeah, FL. The proposed northern terminal location is on Orlando International Airport property controlled by GOAA and OUC. The Company has commenced negotiations with OUC and GOAA in this regard. OUC has advised the Company that it may construct a rail terminal and platform on its main line near Boggy Creek Road (which is proximate to the Orlando International Airport), and for the rights to use OUC tracks leading to the proposed site. Further, the Company is negotiating with OUC for rights to temporarily "store" the Florida Fun-Train on this property. Although the Company is attempting to obtain funding for the northern terminal from state and/or local governments, final terms regarding the construction of these facilities have not been negotiated, and there can be no assurance that any such negotiations will be successful.

   The estimated travel time for the Florida Fun-Train between Central Florida and South Florida is approximately four and one-half hours. To serve the general domestic and international tourist market, the Company plans to offer daily weekday service origination in South Florida in the morning and in Central Florida in the afternoon. To serve the South Florida weekend cruise market (Port Everglades and Port of Miami) the Company plans to offer special inbound and outbound service for cruise passengers.

  MARKETING

   The initial one-way ticket price for the Florida Fun-Train is expected to be in the range of $65-$75, and the per-passenger en route revenue (for food, beverages, entertainment and souvenirs) is expected to be in the range of $22-$25.

   On July 23, 1996, the Company engaged Management Resource Group, Inc. to conduct a market study for the Company for the purpose of providing recommendations with respect to targeting market segments most likely to use the Florida Fun-Train, traffic volume (including seasonal fluctuations), schedules that would generate the highest volume of ridership, fare structure, types of entertainment, and key product attributes such as classes of service, language or other special requirements. The total cost of this market study (including reimbursement for professional fees and out-of-pocket expenses) will be approximately $172,000 and is expected to be completed in late November 1996.

   Over the next 12 months the Company plans to develop and implement its sales and marketing efforts. The Company plans to hire approximately four employees who will begin marketing the Company to the travel and tour industries. Among other things these employees will market and sell tickets (passenger seats) through wholesale travel and tour operators and retail travel agents. Wholesale tour operators have historically represented a material source of business for the travel industry in South and Central Florida, particularly in the cruise and lodging businesses. While the Company cannot anticipate what percentage of its future business will be with wholesale tour operators it is expected that wholesalers will represent approximately one-half of its business.


   In addition, marketing efforts which feature the Company's services are presently planned through various channels such as trade shows and conferences, as well as advertising in various tour industry publications as well as to the general public. During this stage, the Company plans to sell Fun-Train tickets through an internal reservation system which must be developed. The Company also may negotiate computer time-sharing or other arrangements with third parties which operate systems for or similar to those used by the travel and tour industries. In addition, the Company intends to attempt to market its services and sell tickets by means of joint arrangements with cruise lines, airlines and hotels. General advertising on radio and television and in periodicals, newspapers and other media, is also planned as an important component of the Company's marketing program.


   On October 30, 1996, the Company entered into an agreement with Universal Studios Florida (a major Central Florida tourist attraction) for joint advertising, promotion and publicity programs in order to form a "strategic alliance" for on-going joint activities from November 4, 1996 to December 31, 1998.

  FUN-TRAIN OPERATIONS

   The Company is currently negotiating with Amtrak for the provision of technical services by the latter in connection with the operation of the Florida Fun-Train. These technical services may include the provision of train and engine crews, maintenance of equipment, fuel and leasing of locomotives and a baggage car. The Company expects to reach an agreement with Amtrak in this regard in the near future. As part of these negotiations, the Company has requested Amtrak's consent to the Company's use of the CSXT track, as required by the CSXT Agreement.

  MARKET

   The Company's principal market is approximately 41 million persons who visit Florida each year. The Company also intends to rely for passengers on the more than 1.4 million residents of the Central Florida (principally the Greater Orlando metropolitan area) and the more than 3.3 million residents of the South Florida (Miami/Ft. Lauderdale) metropolitan area, as well as on the rest of the more than 13.4 million residents of Florida. SOURCE: "1994 Florida Visitor Study," Florida Department of Commerce, Bureau of Economic Analysis, Tallahassee, FL (1995).


   From 1980 to 1995 the number of annual visitors to Florida increased by 105%, from 20 million to 41.3 million. According to the Florida Department of Transportation, approximately half of these visitors arrived without an automobile. From 1980 to 1995, the resident population of Florida increased from 9.7 million to 14.4 million, a 49% increase. During that period, the population of Central Florida increased by 75%, from 800,000 to 1.4 million, and the South Florida population grew from 2.6 million to 3.5 million, a 35% increase. SOURCE: Florida Department of Commerce, Division of Economic Development, Bureau of Economic Analysis. According to the 1994 Florida Visitor Study, Florida's population and tourist base are expected to continue to grow significantly during the next decade; however, the rates of growth are expected to slow somewhat.


   During the 1990's, the growth in portions of Florida's tourism industry slowed, with some areas and attractions experiencing declines. The recent slowdown has been attributed, in part, to highly-publicized criminal attacks on tourists, and increasing competition from other tourist destinations in the U.S. and the Caribbean region as well as economic problems in some of Florida's overseas tourism markets.

      VISITORS BY SOUTHEAST AND CENTRAL FLORIDA REGIONS (1989-94)(1)(4)


                        1989           1990           1991           1992            1993           1994
                   ------------- -------------  ------------- ------------- ------------- -------------
Southeast(2)  ...    11,788,156     12,839,327     13,386,130     13,560,302      13,419,865     13,321,071
Central(2) ......    11,614,149     11,504,725     10,554,752     10,965,330      10,713,397      9,891,095
State
Estimate(3) .....    38,712,303     40,970,233     39,560,874     40,536,194      41,032,560     39,883,447

--------------------
(1) Southeast region includes: Dade (including Miami), Broward (including Ft. Lauderdale), Palm Beach, Monroe and three less populated counties. Central region includes: Orange (including Orlando) and eight less populated counties.

(2) These figures count survey respondents who visited both regions, in which case they were included in both figures for the applicable year.

(3) The State estimate is not based on total of regional numbers for reasons set forth in Note 2, above.

(4) Source: 1994 Florida Visitor Study.

   The Company's planned operations may be materially adversely affected by declining growth or an absolute decline in the number of tourists visiting Florida; however, the Company believes that, by offering a unique and safe tourist attraction and service, it can attract the passenger base needed for profitability, notwithstanding possible adverse trends in the growth of the Florida tourist market as a whole.

   According to the Florida Department of Transportation, in 1994 approximately 14 million persons traveled between Central and South Florida. Of these trips, 55% were for tourism/recreation, 24% were for family/personal reasons, and 21% were for business.


   Given the status of both Central Florida and South Florida as major tourist destinations, as well as the size of the underlying metropolitan areas, the Company sees great potential in the market for transportation between the two areas. The Company plans to target the tourists and residents already traveling between the two destinations, but it also plans to stimulate, through a marketing effort, travel between the areas to be serviced by the Florida Fun-Train and Space Coast Fun-Train by persons who otherwise would not have made the trip. By providing a convenient, entertaining and reasonably priced service between South Florida and Central Florida, the Company's Fun-Train will be marketed as an inducement to South Florida visitors and residents to travel to Central Florida, and vice versa. Given the huge size of the potential market, the Company believes that it needs to capture only a small portion in order to be successful.


  CENTRAL FLORIDA

   According to the 1995 Department of Commerce Study, the greater Orlando area was the fastest growing metropolitan statistical area in Florida in the early 1990's. The greater Orlando area added nearly 172,000 residents between 1990 and 1995 for an estimated population of 1.4 million. The Orlando area's rate of growth during this period was 2.5 times the United States average.


   Approximately 22.5 million passengers enplaned and deplaned at the Orlando International Airport in 1994, up from approximately 22.4 million in 1993 and
21.5 million in 1992. Of these passengers, approximately 11% were international visitors, primarily from Europe, Canada and, to a lesser extent, Latin America.

   Central Florida is filled with a plethora of attractions including Walt Disney World's Magic Kingdom, Epcot Center, Disney-MGM Studios, Universal Studios (Florida), Sea World of Florida, as well as Church Street Station, Seminole Greyhound Park (Turf Club) and Splendid China.

   Walt Disney World (and its related attractions) is a dominant component of the Central Florida economy and has been historically (since 1971) the single most important generator of airline traffic at the Orlando International Airport. The international character of Disney's EPCOT Center has had a particularly important influence on the number of international visitors using that airport. In recent years, the relative influence of the Disney attractions has lessened with the significant development of other major tourist attractions and convention facilities; however, the magnitude of Disney's importance to Florida tourism is demonstrated by the fact that Walt Disney World's 1995 attendance total of approximately 35.3 million was over four times the total at Central Florida's next most popular attraction (Universal Studios).

   One of the fastest growing components of the Central Florida economy is the convention industry. Orlando is one of the largest convention markets (in terms of number of delegates) in the United States. Reasons cited for the increasing popularity of Orlando as a location for conventions and conferences include the continuing development of area attractions, the addition of hotel rooms, and the increased availability of transportation.

  SOUTH FLORIDA


   The Miami/Fort Lauderdale metropolitan area contains approximately 3.3 million residents and is also a major tourist destination, with numerous attractions, two major cruise ports, four major-league professional sports teams and miles of beaches. The area attracts millions of domestic and international visitors each year, who come for tourism, shopping, business and family visits. Miami is the financial and trade capital of Latin America, and Miami Beach, famous for its night life, is internationally known as a center for the fashion, music and movie industries. Fort Lauderdale, Miami and Miami Beach are also major convention destinations. Miami International Airport is the primary travel connection linking the Americas, the Caribbean, Europe and Africa. Served by approximately 135 airlines, more than any other airport in the world, Miami International Airport logs approximately 1,400 daily departures and arrivals. In 1995, over 33.5 million (14.5 million international) passengers flew to or from Miami.


   South Florida has expanded from its traditional role as a wintertime destination for North Americans to become a year-round destination for domestic and international visitors. South Americans now comprise 35% of annual international visitors, European visitors make up 27% of the annual total, visitors from Central America and the Caribbean account for 23%, and North Americans account for 15%.


   The Port of Miami is the home port to a world-leading fleet of 17 luxury cruise ships, including five of the world's largest passenger ships, which are expressly outfitted for pleasure cruise vacations. The Port of Miami handles approximately 3.2 million passengers per year from its 12 passenger terminals--more than any other cruise port.

   Port Everglades, located approximately 30 miles north of Miami in Fort Lauderdale, received in excess of 2.3 million cruise passengers during 1995. There are 32 cruise ships based at Port Everglades, with four cruise terminals just a short walk from the Broward County Convention Center.

   The Fort Lauderdale/Hollywood International Airport is another major transportation destination for tourists going to South Florida. In 1995, the airport handled approximately 8.6 million domestic passengers and 1.2 million international passengers. There are approximately 35 major airlines serving the Fort Lauderdale/Hollywood International Airport with 362 daily arrivals and departures. The airport is located just one and one-half miles from Port Everglades and the Broward County Convention Center.

   FUTURE ENTERTAINMENT TRAINS

   After the introduction of the Florida Fun-Train, and assuming the Company has sufficient capital available, it expects to provide "Fun-Train" passenger service between South Florida and the Florida Space Coast (near the Kennedy Space Center). The Space Coast Fun-Train is expected to provide daily round-trip service at a fixed price which will include a full tour of the Kennedy Space Center. The Kennedy Space Center is one of Florida's most popular tourist attractions, receiving over 2.1 million visitors in 1994 and is especially popular with international tourists. The Company expects to market the Space Coast Fun-Train as a convenient and entertaining travel opportunity to see the Kennedy Space Center. The Space Coast Fun-Train will operate over existing tracks owned and operated by FEC.

   On February 28, 1995, the Company entered into an agreement with FEC for the use of certain track rights in the Miami-Fort Lauderdale-West Palm Beach-Titusville corridor. The ten-year term of the FEC agreement starts when the Space Coast Fun-Train is operational and the agreement provides for a standard, per-car mileage charge of $1.20 per car-mile (which is equivalent to $18 per train-mile based on the minimum FEC 15-car train requirement), payable monthly, with a minimum guaranteed annual amount of $500,000 per route to be paid by the Company to FEC. When the Space Coast Fun-Train is operable, the minimum payment will be $500,000 per annum. The Company will operate the Space Coast Fun-Train with locomotives it provides subject to dispatching (and related controls) by FEC. The agreement provides for limited exclusivity to the Company to operate "Fun-Train" type train services and/or services to cruise lines over the prescribed route, with certain exceptions. Further, the Company is obliged to indemnify FEC for claims under actions arising from the operation of the Space Coast Fun-Train, and the Company is obliged to obtain a minimum of $200 million in comprehensive general liability insurance coverage in favor of FEC, with a minimum deductible.

   The Company is actively pursuing its strategy of acquiring a tourist destination train ("scenic railroad"). The Company has had contact with representatives of The Durango & Silverton Narrow Gauge Railroad Company ("D&SNG") regarding the acquisition of D&SNG by the Company. On November 4, 1996, the Company executed a non-binding letter of intent for the acquisition of all of the capital stock of D&SNG for $20 million (which includes cash, assumption of indebtedness and purchase money financing), 200,000 shares of common stock, and common stock purchase warrants covering 600,000 shares. This letter of intent contains an "exclusivity" clause which prohibits for a period of time, D&SNG from negotiating the sale of that company to any other third party. The parties have commenced "due diligence" under the terms of the letter of intent. The consummation of this proposed acquisition is subject to, among other things, (i) the execution of a definitive purchase and sale agreement between the parties, (ii) the satisfactory conclusion of the "due diligence" review, and (iii) the Company obtaining sufficient funds to pay the purchase price. There are significant events including the execution of a binding contract, satisfactory completion of due diligence, and financing, which must occur before any such acquisition could be consummated. At the present time, it is not probable that this acquisition will occur. If the acquisition is consummated, it will materially affect the operations of the Company; however, there can be no assurance that the acquisition will occur on the proposed terms or at all.

   D&SNG operates an antique, narrow gauge tourist railroad along a 45-mile route between Durango and Silverton, Colorado along the Animas River. D&SNG provides a scenic railroad excursion which is unique within the industry, and it has been operated as a tourist railroad since 1968.

   The railroad was built between 1880 and 1882 by the Denver & Rio Grande Railway Company to service the mining regions of the San Juan Mountains. The steam operated locomotives were manufactured by the American Locomotive Works and Baldwin Locomotive Works between 1923 and 1925. The coaches, many of which are original, are of 1880 vintage. The railroad is a registered National Historic Landmark and has exclusive rights for passage through the San Juan National Forest.

   D&SNG's operations are seasonal with peak months in June, July and August, and with four daily trains except during the winter. The 90-mile round trip takes nine hours including a two-hour layover in

Silverton. From November through April, one train is operated daily from Durango to Cascade Canyon (a 52-mile round trip lasting five hours). D&SNG logs more passenger miles annually than any other railroad in the country with the exception of Amtrak and various commuter lines.

   EMPLOYEES

   The Company currently employs ten persons, eight of whom are management and two of whom are staff members. Over the next 12 months, the Company expects to hire approximately 75 persons. See "Plan of Operation." The Company also intends to rely extensively on independent contractors and the outsourcing of certain functions, e.g. marketing and rail operations.

   Traditionally, railroad operating crews have been unionized, and the Company may have no alternative but to use a unionized crew. Further, while unionization among railroad passenger service workers is less prevalent then among crew members, there can be no assurance that the Company will not have to use unionized personnel in passenger service positions as well. While the Company does not anticipate material labor relations problems and believes that it can reach mutually beneficial collective bargaining agreements with any unionized employees, there can be no assurance that these problems will be avoided. The Company is considering outsourcing its rail operations.

  GOVERNMENTAL REGULATION

   The Company's operations will be subject to safety regulation by the Federal Railroad Administration and the Florida Department of Transportation applying federal safety standards, as well as environmental regulation by federal and state agencies. The primary responsibility for safety at crossings will lie with the track owners. The Company also will be subject to liquor license, as well as health and other regulations promulgated by state and local authorities. The Company does not anticipate any material regulatory problems; however, there can be no assurance that they will not develop.


   The Company's proposed intrastate railroad operations will be subject to various federal and state environmental laws and regulations. The Company believes that its proposed operations will be in material compliance with all such laws and regulations, and the Company estimates that such compliance will not have any material effect on the its profitability or capital expenditures. Nevertheless, there can be no assurance that current environmental regulatory requirements will not change and that any such change may have a material effect on the Company's operations.


   DESCRIPTION OF PROPERTY

   The Company leases approximately 1,025 square feet of temporary space in a facility located at 2445 Hollywood Blvd., Hollywood, Florida 33020, for its executive offices, pursuant to a week-to-week lease at a monthly rental rate of $4,450 (which includes various office amenities, e.g., secretarial service, conference room, photocopying services, etc.). The existing lease is short-term; the Company intends to lease permanent office space by the first quarter of 1997.

   LEGAL PROCEEDINGS

   The Company is not party to any pending legal proceedings or arbitration proceedings, and to the best of its knowledge and belief, none is contemplated or threatened.

                                  MANAGEMENT

   The directors of the Company are as follows:

NAME                        AGE  POSITION(S)
----                        ---  -----------
Allen C. Harper(1).....    51     Chairman of the Board of Directors

Eugene K. Garfield ....    60     Vice Chairman of the Board of Directors

Raymond Monteleone.....    48     Director

Thomas G. Rader(2).....    50     Director

David H. Rush(1)(2)....    75     Director

Luigi Salvaneschi(1)...    65     Director

Glenn P. Michael.......    52     Director

-------------
(1) Member of the Compensation Committee, the Chairman of which is Mr. Rush.

(2) Member of the Audit Committee, the Chairman of which is Mr. Rader.


   The executive officers of the Company are as follows:

NAME                       AGE    POSITION(S)
----                       ---    -----------
Allen C. Harper........    51     Chief Executive Officer

Raymond Monteleone.....    48     President and Chief Operating Officer

William T. Nanovsky....    48     Vice President, Secretary, Treasurer and
                                  Chief Financial Officer

Don P. Cumming.........    35     Vice President, Controller and Chief
                                  Accounting Officer

Thomas E. Blayney......    56     Vice President of Operations

Pamela S. Petcash......    34     Vice President, Customer Care and
                                  Entertainment

   MR. HARPER, has been the Chairman of the Board of Directors and Chief Executive Officer of the Company since the Merger (April 1996), and prior to that he served in similar capacities with First American-Florida since its incorporation (February 1994). He has over 30 years of business experience, principally in the areas of real estate management and development and rail transportation. Since 1984, he has been principally employed as the Chairman, President and principal shareholder of First Reserve, Inc., the holding company for Esslinger-Wooten-Maxwell, Inc., a residential and commercial real estate brokerage and management firm based in Coral Gables, FL. Since September 1989, Mr. Harper has been a director, and from October 1992 to October 1993, and from July 1995 to June 1996, he served as Chairman of the Board of the Tri-County Rail Authority. Since May 1994, he has served as a Director of Florida East Coast Railway Co. (a railroad company based in St. Augustine, FL) and Vacation Break U.S.A., Inc. (a travel and time-share corporation based in Fort Lauderdale, FL).


   MR. GARFIELD, has been the Vice Chairman of the Board since June 1996. From the Merger (April 1996) to June 1996 he served as the President of the Company, and prior to that he served in a similar capacity with First American-Florida since its incorporation. Mr. Garfield has served as a director of the Company since the Merger and prior to that was a director of First American-Florida since its incorporation. During the last five years, he has held several positions, including: professor of Business Law at Miami-Dade Community College (Miami, FL - 1990-1992), during which period he also served as a director of the Entrepreneur-in-Residence-Program for the School of Business and Entrepreneurship of Nova University (Fort Lauderdale,
FL). Thereafter, Mr. Garfield served as an advisor to the Florida Department of Transportation (Office of the Governor) on the development of a high-speed rail system for the State of Florida from January 1992 to April 1994. Since April 1993, he has been Chairman of the Institute for Transportation Research and Education at Barry University's Andreas School of Business (Miami Shores, FL), and since October 1993, he has been a member of the Dade County Select Committee. Mr. Garfield was appointed by former President Gerald R. Ford to serve on the National Highway Safety Commission from 1977 to 1981. In 1969, he was the founder and Chairman of the Board of Directors of the Auto-Train Corporation, which operates the only passenger railroad of its kind in the United States, carrying passengers and their automobiles on the same train. Mr. Garfield was Assistant to the U.S. Secretary of Transportation from 1967 to 1968, and liaison assistant to President Lyndon B. Johnson from 1968 to 1969. In December 1995, Mr. Garfield was appointed to the Metropolitan Orlando International Affairs Commission (MOIAC) by the Mayor of Orlando. Mr. Garfield serves on the International Transportation Committee of the MOIAC.


   MR. MONTELEONE, became President, Chief Operating Officer, and a Director of the Company in July 1996. Most recently (1988-1996) Mr. Monteleone served as the Vice President of Corporate Development, Planning, Administration, and Acting Chief Financial Officer of Sensormatic Electronics Corporation (an electronics security company). In addition, from May 1988 until January 1995 he served as a consultant to and Board member of various businesses . From 1973 until May 1988, he was a staff accountant and later a partner, and then the Director of Taxes (three South Florida offices) of Arthur Young & Company, an international accounting firm. Mr. Monteleone is a Certified Public Accountant licensed in Florida, as well as other states. He graduated cum laude from the New York Institute of Technology in 1969, and received his Masters in Business Administration from Florida Atlantic University (Boca Raton, FL) in 1992. He serves on the Boards of Directors of Loren Industries, Inc. (a jewelry casting company), Pointe Financial Corporation (a federal savings and commercial bank holding company) and Rexall Sundown, Inc. (a pharmaceutical company). Mr. Monteleone has also served on the Boards of Directors of numerous civic, industrial, and professional associations, and he has received numerous governmental appointments.


   MR. RADER, has been a Director of the Company since the Merger, and prior to that he served in a similar capacity with First American-Florida since its incorporation. Since 1982, Mr. Rader has been the President and sole shareholder of Rader Railcar, Inc., Denver, CO, which designs, builds and operates unique rail cars. He has more than 20 years' experience in both the tourism and railroad industries. From 1970 to 1975, he served as Vice President and director with Sheraton Hawaii (a subsidiary of ITT-Sheraton Corporation) and from 1978 to 1982, he served as Vice President and General Manager of Holland America (a division of Holland America Line, Inc.). In 1982, he founded Tour Alaska, a privately-held Alaskan tour company which offered the first private railcar tour through Alaska.


   MR. RUSH, has been a Director of the Company since the Merger, and prior to that he served in a similar capacity with First American-Florida since June 1994. He has extensive experience in the private and public sectors, principally in the areas of high tech industry, economic development and rail transportation. Mr. Rush has served as a member and chairman of the Florida High Speed Rail Commission, and he is also a member of the Tri-County Commuter Rail Authority. Mr. Rush was former chairman of the National High Tech Council and is a past member of the Defense Conversion and Transition Commission. Mr. Rush was the President and Chief Executive Officer of Aptek Technologies, Inc., Deerfield Beach, FL, from 1982 to April 1995, and has been President of Rush Holdings, Inc., in Deerfield Beach since 1958. He is also President of RTX Telecom and Electro Data Corp. since 1982.

   MR. SALVANESCHI, has been a Director of the Company since the Merger, and prior to that he served in a similar capacity with First American-Florida since June 1994. His career has been in "mass-marketing service" businesses which are oriented toward consumers' discretionary dollars. In 1969, he became Vice President/Real Estate Administration of McDonald's Corporation, and in that position, he was instrumental in setting national standards and policies for market development and store locations. In 1971, he was made an advisory member of McDonald's Board of Directors. From 1983 to 1987, Mr. Salvaneschi was employed by Kentucky Fried Chicken as senior Vice President. In January 1988, he joined Blockbuster Entertainment Corporation as Executive Vice President of Development, and in June 1988 he became President, Chief Operating Officer and a Director of Blockbuster. He retired from Blockbuster in February 1991.

   MR. MICHAEL has been a Director of the Company since September 1996. He has had extensive experience in the railroad and transportation industries since 1982. In 1996 he became President and Chief Executive Officer of Novoeste Railways, Brazil's first privatized railroad. In 1995, Mr. Michael formed G.P.M. Associates, a railroad consulting company. Also during 1995, he served as the railways consultant specialist for the Bosnia and Hezergovina World Bank Mission. Mr. Michael was the Vice President of Operations of Southern Pacific Rail Corporation (Denver, CO) from 1992 to 1994. Prior to that, he served as Vice President/Chief Transportation Officer for CSXT Corporation from 1986 to 1992. Mr. Michael served as Vice President Labor Relations of Chessie System, a rail transportation company in Baltimore, Maryland, from 1982 to 1986. Mr Michael has served on the Board of Directors of several rail companies.

   MR. NANOVSKY, became Vice President, Treasurer and Chief Financial Officer of the Company in August 1996, and Secretary in October 1996. More recently (1993-1995), Mr. Nanovsky served as Vice President, Chief Financial Officer and Secretary of GameTek, Inc. (an interactive enterainment software company). Since his resignation from GameTek, he has been a consultant within the interactive software industry focusing on mergers and acquisitions; planning equity offerings; and restructuring debt facilities. From 1991 to 1993, he served as Senior Vice President, Chief Financial Officer and Treasurer of Marietta Corporation (a unit-of-use packaged goods company). From 1986 to 1991, Mr. Nanovsky was a member of the Board of Directors, Senior Vice President, Chief Financial Officer and Secretary of Seneca Foods Corporation (an international consumer goods company).

   MR. CUMMING, became Vice President, Controller and Chief Accounting Officer of the Company in August 1996. Mr. Cumming served as Division Controller of Export Sales and Corporate Finance Manager for Sensormatic Electronics Corporation (an electronic security corporation) from 1992 to 1996. Prior to that he served as Staff Auditor--Senior Manager for Ernst & Young (an international accounting firm) from 1982 to 1992.

   MR. BLAYNEY, became Vice President of Operations in August 1996. From 1989 to 1995 Mr. Blayney served as Executive Vice President and General Manager of Southland Greyhound Park (a parimutuel attraction in Arkansas).

   MISS PETCASH, Vice President, Customer Care and Entertainment, commenced her employment with the Company in September 1996. Miss Petcash was Cruise Director and Senior Officer for Princess Cruises from 1995 to 1996, and Entertainment and Cruise Director for Gold Star Cruises, LLP from 1994 to 1995. Miss Petcash was affiliated with Kloster Cruises beginning in 1982 through 1994 working with Norwegian Cruise Line and Royal Viking Line. She held the position of Cruise Director between 1989 and 1994 onboard various ships operated by Kloster Cruises.


                                     * * * *

   Directors are elected at the Company's annual meeting of shareholders and serve for one year or until their successors are elected and qualified. Officers are elected by the Board of Directors and their terms of office are at the discretion of the Board, subject to the Company's obligation to pay any compensation required under applicable employment agreements. All of the Company's executive officers except Mr. Harper are full-time employees of the Company. There are no family relationships among any of the officers or directors of the Company.


   The Company has agreed to use its best efforts to cause a designee of Capital Growth (the Company's financial advisor) to be elected to the Company's Board of Directors, for the three-year period commencing on April 26, 1996. In the event that Capital Growth does not designate such director, or if the Capital Growth's designee shall not be elected, or is unavailable to serve if elected, an individual selected by Capital Growth shall be permitted to attend all meetings of the Board of Directors. To date no designee has been named by Capital Growth to serve on the Company's Board of Directors. As part of the CSXT Agreement, the Company has tentatively agreed to elect a designee of CSXT to the Company's Board of Directors.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

   Pursuant to the Company's Bylaws, the Company is obligated to indemnify each of its officers and directors to the fullest extent permitted by law with respect to all liability and loss suffered, and reasonable expense incurred, by such person in any action, suit or proceeding in which such person was or is made or threatened to be made a party or is otherwise involved by reason of the fact that such person is or was a director or officer of the Company. The Company is also obligated to pay the reasonable expenses of indemnified directors or officers in defending such proceedings if the indemnified party agrees to repay all amounts advanced should it be ultimately determined that such person is not entitled to indemnification.

   The Company has procured and maintains a policy of insurance under which the directors and officers of the Company are insured, subject to the limits of the policy, against certain losses arising from claims made against such directors and officers, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

EMPLOYMENT AGREEMENTS


   In February 1994, the Company and Messrs. Harper and Garfield, respectively, entered into employment agreements. These agreements are for a three-year term (expiring February 1997) and provide for the base salaries of $125,000 and $100,000, respectively, (along with cost-of-living adjustments based on the appropriate consumer price index). In addition, the agreements provide for health care insurance and other standard employment benefits. These agreements also contain customary non-competition provisions prohibiting competition with the Company during the term of employment and for two years thereafter. The agreement with Mr. Garfield requires his full-time efforts on behalf of the Company; however, the agreement with Mr. Harper requires that he devote at least 30 hours per week to Company business. While the Company believes that the extent of Mr. Harper's efforts will be sufficient, there is no assurance that an additional time commitment will not prove necessary or that additional management personnel will not be needed as a result of Mr. Harper's limited availability.

   Effective June 1, 1996, Mr. Garfield's salary was increased to $125,000 per annum and he became Vice Chairman of the Board of Directors; in addition, Mr. Garfield was reimbursed $13,000 by the Company for the use of office space for the previous twenty-four months, and he was awarded a one-time bonus of $25,000. Also effective that date the Company agreed to reimburse a corporate affiliate of Mr. Harper in the amount of $5,700 per month for costs associated with maintaining an office (e.g. secretarial, telephone and related expenses) as well as health insurance and automobile expenses.

   The Company has also entered into an employment agreement with Mr. Monteleone. Mr. Monteleone has been employed by the Company to be its President and Chief Operating Officer, pursuant to an employment agreement dated July 1, 1996, the initial term of which is three years with automatic one-year renewals (cancelable by either party) thereafter. The agreement provides for an initial base salary of $150,000 per annum and a minimum bonus of $12,500 on January 1, 1997. There will be a minimum increase in his base salary to $175,000 on January 1, 1997, $189,000 on January 1, 1998, and
$204,120 on January 1, 1999. In addition, he will receive an annual bonus of at least $25,000 on January 1, 1998, January 1, 1999 and June 1, 1999. The agreement also provides for standard life and health care insurance benefits, which begin in January 1997, along with other standard employment benefits. Pursuant to the agreement, Mr. Monteleone received a stock grant of 10,800 shares, effective July 1, 1996, and he will be granted a minimum of 30,000 non-qualified stock options annually during the three-year employment term and any subsequent renewal term; the first of these 30,000-share options was granted on July 1, 1996. Mr. Monteleone will receive a $500 per month car allowance, plus an automobile mileage reimbursement for business travel of $.20 per mile. During the initial three-year term the Company has agreed to fund an individual retirement plan on behalf of Mr. Monteleone in the aggregate of $35,000.

   The agreement with Mr. Monteleone provides that he may receive, in certain circumstances, a severance package consisting of twice his current base salary and all of the stock options which were to be granted to him during the remaining term of his employment will become fully granted and vested. This severance package shall be payable upon the termination of the agreement and the occurrence of any of the following events, (i) "change in control" of the Company (where more than 50% of the Company's stock is sold to a third party), (ii) should someone other than Mr. Monteleone or Mr. Harper (the current Chief Executive Officer) be the Company's Chief Executive Officer, or
(iii) should there be a substantial reduction in Mr. Monteleone's duties under the agreement. The agreement also contains a non-competition provision which prohibits Mr. Monteleone from competing with the Company for two years following the termination of the agreement.

   Mr. Nanovsky serves as Vice President, Secretary, Treasurer and Chief Financial Officer of the Company pursuant to an August 1996 employment agreement with the Company. The initial term of this agreement is one year with two, one-year renewals (cancelable by either party) thereafter. The agreement provides for initial base compensation of $115,000 per annum and a bonus of up to 30% of his base compensation. In January 1997, he will receive base compensation of $120,000 per annum; in addition, Mr. Nanovsky is to receive a bonus up to 30% of his base compensation subject to the attainment of certain pre-determined goals. Thereafter and commencing on January 1, 1998, further base compensation, bonus amounts and stock option awards shall be as determined by the Company. The employment agreement provides for health care insurance benefits commencing in January 1997 (until that time he will receive a monthly allowance of $300), along with participation in pension and/or profit sharing plans, should such plans be instituted by the Company, as well as other standard benefits. Beginning in January 1997, he will receive an automobile allowance of $400 per month. Pursuant to the agreement, Mr. Nanovsky was granted non-qualified stock options covering 18,000 shares which vest annually in three equal increments; in addition he will be granted an 18,000-share stock-options exercisable at the then current market price on the first two anniversary dates of his employment (unless his employment has not been renewed). Pursuant to the agreement, Mr. Nanovsky may receive, in certain circumstances following a "change in control" of the Company, a severance package consisting of one year's worth of his then current annualized compensation (base salary plus applicable bonus, if any) along with acceleration of the vesting of the above-described stock options.

   Mr. Cumming serves as Vice President, Controller and Chief Accounting Officer of the Company pursuant to an August 1996 employment agreement with the Company. The initial term of this agreement is one year with two, one-year extensions which will automatically renew unless previously cancelled by either party. The agreement provides for an initial base compensation of $85,000 per annum; in addition, Mr. Cumming is to receive a bonus of not less than 10% and up to 25% of his base compensation subject to the attainment of certain pre-determined goals. His 1997 base compensation will be $90,000 and his bonus range will be the same as that for 1996. For 1998, such compensation and bonus is to be determined by the Company. Pursuant to the agreement, Mr. Cumming was granted non-qualified stock options covering 13,000 shares, 6,333 of which vest immediately and the balance will vest annually in two equal increments. The employment agreement provides for health care insurance benefits commencing in January 1997 (until that time he will receive a monthly allowance of $397), and participation in pension and profit sharing plans, should such plans be instituted by the Company, as well as other standard benefits. Beginning in January 1997, he will receive an automobile allowance of $300 per month. Pursuant to the agreement, Mr. Cumming may receive, in certain circumstances following a "change in control" of the Company, a severance package consisting of one year's worth of his then current annualized compensation (base salary plus applicable bonus, if any) along with the acceleration of the vesting of the above-described stock option.

   Mr. Blayney serves as Vice President of Operations of the Company pursuant to a August 1996 employment agreement with the Company. The initial term of this agreement is one year with two, one-year extensions which will automatically renew unless previously cancelled by either party. The agreement provides for an initial base compensation of $85,000 per annum; in addition, Mr. Blayney is to receive a bonus of not less than 10% and up to 25% of his base compensation subject to the attainment of certain pre-determined goals. His 1997 base compensation and bonus range will be the same as that for 1996. For 1998, such compensation and bonus is to be determined by the Company. Pursuant to the agreement, Mr. Blayney was granted non-qualified stock options covering 10,000 shares which vest annually in three equal increments. The employment agreement provides for health care insurance benefits commencing in January 1997 (until that time he will receive a monthly allowance of $300), along with participation in pension and/or profit sharing, should such plans be instituted by the Company, as well as other standard benefits. Beginning on August 21, 1996, he will receive an automobile allowance of $300 per month. Pursuant to the agreement, Mr. Blayney may receive, in certain circumstances following a "change in control" of the Company, a severance package consisting of one year's worth of his then current annualized compensation (base salary plus applicable bonus, if any) along with the acceleration of the vesting of the above-described stock option.

   Miss Petcash serves as Vice President, Customer Care and Entertainment of the Company pursuant to a September 1996 employment agreement with the Company. The initial term of this agreement is one year with two, one-year extensions which will automatically renew unless previously cancelled by either party. The agreement provides for an initial base compensation of $100,000 per annum; in addition, Miss Petcash is to receive a bonus of up to 25% of her base compensation subject to the attainment of certain pre-determined goals. Her 1997 base compensation and bonus range will be the same as that for 1996. For 1998, her compensation and bonus is to be determined by the Company. Pursuant to the agreement, Miss Petcash was granted non-qualified stock options covering 10,000 shares which vest annually in three equal increments. The employment agreement provides for health care insurance benefits commencing in January 1997 (until that time she will receive a monthly allowance of $300), along with participation in pension and/or profit sharing plans, should such plans be instituted by the Company, as well as other standard benefits. Beginning in January 1997, she will receive an automobile allowance of $300 per month. Pursuant to the agreement, Miss Petcash may receive, in certain circumstances following a "change in control" of the Company, a severance package consisting of one year's worth of her then current annualized compensation (base salary plus applicable bonus, if any) along with the acceleration of the vesting of the above-described stock option.


BOARD COMPENSATION


   Employee directors of the Company are not compensated for their services as directors. In June 1996, the Company instituted a policy whereby each "non-management" director would receive a $5,000 annual retainer along with a per meeting stipend ($500 for "in person" and $300 for "telephonic" attendance). In addition, the Company has agreed to award each "non-employee" director with a one-time grant of stock options covering 15,000 shares (at the then current market price), and thereafter each such non-employee director will receive an annual stock option grant covering 3,000 shares, all of which options are to be awarded under a stock option plan to be developed by the Company. To date this stock option plan has not been prepared and, therefore, no such options have been granted.


EXECUTIVE COMPENSATION

   The following table provides information with respect to the compensation paid by First American-Florida, the Company's predecessor by merger, to Allen
C. Harper, the Chairman of the Board and Chief Executive Officer. There was no executive officer whose salary exceeded $100,000 for any applicable period. During the subject periods, First American-Florida paid no long-term compensation to any person. The Company did not pay any form of compensation to any officer or director during its last three full fiscal years.

                          SUMMARY COMPENSATION TABLE

                                                     ANNUAL COMPENSATION
                              -------------------------------------------------------------
NAME AND PRINCIPAL POSITION                   YEAR                     SALARY($)   BONUS($)
---------------------------                   ----                     ---------   --------
Allen C. Harper               Eight months ended December 31, 1995     38,461        --
 Chairman and Chief           Twelve months ended April 30, 1995       79,775        --
 Executive Officer

                      PRINCIPAL AND SELLING SHAREHOLDERS

COMMON STOCK:

   The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock as of October 30, 1996, and as adjusted to reflect the sale of Shares offered by the Selling Shareholders with respect to (i) each of the Company's executive officers and directors, (ii) all officers and directors as a group, (iii) each person known to the Company to be the beneficial owner of more than 5% of the Common Stock, eight of whom are Selling Shareholders, and (iv) each of the Selling Shareholders. Unless otherwise indicated, all shares of Common Stock are owned directly and of record and the persons so indicated have voting and investment power with respect thereto. With respect to the Selling Shareholders, it has been assumed that all their shares so offered will be sold.



                                                                                    SHARES
                                                                              BENEFICIALLY OWNED
                                                                         BEFORE AND AFTER OFFERING(1)
                                                                        -----------------------------   SHARES
NAME                                  POSITION WITH COMPANY                 SHARES        PERCENT(2)    OFFERED
----                                  ---------------------             -------------    ------------   -------
EXECUTIVE OFFICERS AND
  DIRECTORS:(3)

Thomas G. Rader                       Director                           1,614,581           17.82         0

Allen C. Harper                       Chairman of the                    1,379,032(4)        15.22         0
                                      Board of Directors
                                      and Chief Executive Officer

Eugene K. Garfield                    Vice Chairman                        718,343            7.93         0
                                      of the Board of Directors

Ray Monteleone                        President, Chief                      20,800(5)(6)       *           0
                                      Operating Officer
                                      and Director

Luigi Salvaneschi                     Director                              85,654(7)          *           0

David H. Rush                         Director                              21,414             *           0

Glenn P. Michael                      Director                                   0             *           0

William T. Nanovsky                   Vice President, Secretary,             6,000(6)          *           0
                                      Treasurer and Chief Financial
                                      Officer

Don P. Cumming                        Vice President, Controller             6,333(6)          *           0
                                      and Chief Accounting Officer

Thomas E. Blayney                     Vice President of Operations           3,333(6)          *           0

Pamela S. Petcash                     Vice President, Customer Care          3,333(6)          *           0
                                      and Entertainment

All Officers and Directors                                               3,858,823(3)        42.45         0
as a Group (11 persons)











                                                                           SHARES
                                                                     BENEFICIALLY OWNED
                                                                     BEFORE OFFERING(1)
                                                                   ----------------------
                                                                                                SHARES
NAME                                                               SHARES(8)   PERCENT(2)     OFFERED(9)
----                                                               ---------  -----------     ----------
SELLING SHAREHOLDERS:
Auric Investments Limited
24 St. Georges Street, Douglas
Isle of Man IM1 1AH                                                  823,274       8.84          823,274

                                                                             SHARES
                                                                       BENEFICIALLY OWNED
                                                                       BEFORE OFFERING(1)
                                                                     ----------------------
                                                                                                  SHARES
NAME                                                                 SHARES(8)   PERCENT(2)     OFFERED(9)
----                                                                 ---------  -----------     ----------
Lancer Partners L.P.
237 Park Ave., 8th Fl.
New York, NY 10017                                                   814,286       8.51          900,000

Egger & Co.
c/o The Chase Manhattan Bank N.A.
P.O. Box 1508 Church Street Station
New York, NY 10008                                                   797,928       8.36          880,934

EFO Fund, Ltd.
1111 W. Mockingbird Lane, #1400
Dallas, TX 75247                                                     732,857       7.70          810,000

Rush & Co.
c/o Swiss American Securities, Inc.
100 Wall Street, 4th Fl.
New York, NY 10005                                                   572,177       6.09          628,834

Fairnoon Management Ltd.
11 Queenstreet Mayfair
London W1X 7PD, England                                              570,000       6.06          630,000

Emanon Partners, L.P.
237 Park Avenue
Suite 901
New York, NY 10017                                                   515,714       5.50          570,000

Rosebud Capital Growth Fund Ltd.
c/o Euro-Dutch Trust Co. (Bahamas)
Charlotte House, Charlotte St.
Nassau, Bahamas                                                      512,747       5.48          563,267

Edgeport Nominees, Ltd.                                              401,888       4.32          439,625

Demachy Worms & Co. International, Ltd.                              325,714       3.52          360,000

Alan L. Jacobs                                                       299,426       3.27          299,426

Corner Bank, Ltd.                                                    195,429       2.13          216,000

BFI Banque De Financement & D'Investissement, Geneve                 162,857       1.78          180,000

Republic National Bank of New York (Suisse) SA                       162,785       1.78          178,933

Faisal Finance (Switzerland) SA                                      155,286       1.70          169,000

Republic National Bank of New York (Luxemburg) SA                    146,571       1.60          162,000

James F. Ellis Trust DTD 4/11/89                                      97,281       1.07          101,600

Stanley Hollander IRA Cowen & Co. Custion 58-03120                    89,495         *            96,942

Cameo Trust Corporation Limited                                       81,429         *            90,000

The Gifford Fund Ltd.                                                 81,429         *            90,000

Charles L. and Donna Greenberg, JTWROS                                81,429         *            90,000

Napier Brown Holdings Ltd.                                            81,429         *            90,000

Veritas Films SA                                                      81,429         *            90,000

Heptagon Investments Ltd.                                             81,356         *            88,933

Stolzoff Family Trust of 2/05/95, Martin S. Stolzoff
 and Barbara R. Stolzoff, Trustees                                    68,123         *            74,468

Ronald Koenig                                                         67,406         *            73,422

Phillip Bibicoff                                                      65,143         *            72,000

Bostar A.S.                                                           65,143         *            72,000

C.M. Investment Nominees Limited                                      65,143         *            72,000

David A. Rees                                                         65,143         *            72,000

P.G. Ridgwell                                                         65,071         *            70,933

Banque Privee Edmond De Rothschild S.A.                               56,964         *            62,467

Vital Miljo AS                                                        56,017         *            59,308

Bauer Family Limited Partnership                                      48,857         *            54,000

Falcon Management Ltd.                                                48,857         *            54,000

Fixtar Holdings, Inc.                                                 48,857         *            54,000

Richard B. Liroff                                                     48,857         *            54,000

Saracen International                                                 48,857         *            54,000

Tradeco Limited                                                       48,857         *            54,000

UOB Luxembourg S.A.                                                   48,857         *            54,000

Gibesgelt                                                             46,250         *            46,250

Euro Capital                                                          45,000         *            45,000

Lawrence Burstein                                                     40,695         *            44,485

Michael S. Jacobs                                                     37,500         *            37,500

                                                                             SHARES
                                                                       BENEFICIALLY OWNED
                                                                       BEFORE OFFERING(1)
                                                                     ----------------------
                                                                                                  SHARES
NAME                                                                 SHARES(8)   PERCENT(2)     OFFERED(9)
----                                                                 ---------  -----------     ----------
Michael Schaenen                                                     35,625          *           35,625

Christopher Fox                                                      35,625          *           35,625

Brookbank Holdings, Ltd.                                             33,300          *           33,300

Gary Barnett, IRA Standard/Rollover                                  32,571          *           36,000

Harvey R. Brice BSSC Master Defined Contribution M/P Pension
 Plan                                                                32,571          *           36,000

Compass Investment Management Limited                                32,571          *           36,000

Coutts & Co. S.A.                                                    32,571          *           36,000

Barrie M. Damson                                                     32,571          *           36,000

Ernest Dorner GST Non-Exempt Trust A U/T/A 5/26/94                   32,571          *           36,000

Elmtree Corporation                                                  32,571          *           36,000

Milton and Irene Geller 1985 Trust                                   32,571          *           36,000

Susan Greenberg                                                      32,571          *           36,000

Alan D. Jacobson, IRA                                                32,571          *           36,000

Robert Katz                                                          32,571          *           36,000

Peter Barrington Kirk                                                32,571          *           36,000

Lago Wernstedt                                                       32,571          *           36,000

Morgan Steel Limited                                                 32,571          *           36,000

John D. Murphy                                                       32,571          *           36,000

Nicator S.A., Zurich                                                 32,571          *           36,000

Pictet & Cie                                                         32,571          *           36,000

Robinson Gear (Nominees) Limited A/CJ-10                             32,571          *           36,000

Stoneman Investor Partnership                                        32,571          *           36,000

Terrier Finance, Inc.                                                32,571          *           36,000

Ghazi Allawi                                                         32,499          *           34,933

Helix Investments, Ltd.                                              31,497          *           32,220

Dan Purjes                                                           30,010          *           30,010

Kimberly A. Goguen                                                   25,000          *           25,000

Christopher D. Jennings                                              24,409          *           26,485

Gary H. Stolzoff                                                     22,768          *           25,003

Pyramid Partners, LP                                                 21,714          *           24,000

Prime, Grieb & Co. Limited                                           19,286          *           21,000

Gerald Rosen                                                         19,000          *           21,000

Sachem Corporate Finance Ltd.                                        16,875          *           16,875

Philip Altheim                                                       16,286          *           18,000

Gary Barnett                                                         16,286          *           18,000

Denis Baylin                                                         16,286          *           18,000

I. Bibicoff, Inc., Pension Trust Fund                                16,286          *           18,000

Boel AS                                                              16,286          *           18,000

Credit Lyonnais (Suisse) SA Geneva                                   16,286          *           18,000

Credit Suisse Zurich                                                 16,286          *           18,000

Owen H. Gassaway                                                     16,286          *           18,000

David Greenberg, IRA                                                 16,286          *           18,000

David Greenberg and Susan Greenberg,
  Trustees FBO Greenberg and Panish,
  a Prof. Corp. Def. Bene. Pension Plan 2/01/88                      16,286          *           18,000

Haaco AS                                                             16,286          *           18,000

David M. Hallman, Sr.                                                16,286          *           18,000

Hapoalim Mayo Casa Bancaria                                          16,286          *           18,000

Allan B. Hechtman, Inc., Pension Plan & Trust                        16,286          *           18,000

Allan B. and Linda S. Hechtman, JTWROS                               16,286          *           18,000

Trustees of the Hill Oldridge Ltd. Pension Fund                      16,286          *           18,000

Nils Otto Holmen                                                     16,286          *           18,000

P.B. Hubbard/J.D. Boden as Trustees of the Vector Trust              16,286          *           18,000

Svein Huse                                                           16,286          *           18,000

Intergalactic Growth Fund, Inc.                                      16,286          *           18,000

Lenard E. Jacobson, MD, PC Profit Sharing Trust                      16,286          *           18,000

Robert Jones                                                         16,286          *           18,000

Mazin Kamouna                                                        16,286          *           18,000

                                                                             SHARES
                                                                       BENEFICIALLY OWNED
                                                                       BEFORE OFFERING(1)
                                                                     ----------------------
                                                                                                  SHARES
NAME                                                                 SHARES(8)   PERCENT(2)     OFFERED(9)
----                                                                 ---------  -----------     ----------
William A. Kamke and Dorothy S. Kamke, JTWROS                        16,286          *           18,000

A/S Kapitalutvikling                                                 16,286          *           18,000

Ronald Korn, IRA                                                     16,286          *           18,000

Pierre and Francoise Lambert                                         16,286          *           18,000

Metropolitan Finance Limited                                         16,286          *           18,000

John Bell Moran, Jr.                                                 16,286          *           18,000

Anne P. Newman and Harry Newman, Jr. JTWROS                          16,286          *           18,000

Scott Notowitz                                                       16,286          *           18,000

Oistein Nyberg                                                       16,286          *           18,000

RNB (France) Monaco                                                  16,286          *           18,000

Rigel AS                                                             16,286          *           18,000

Allan Rudnick, IRA                                                   16,286          *           18,000

J.R.L. Smith                                                         16,286          *           18,000

K.E. Smith                                                           16,286          *           18,000

Ivor Spiro                                                           16,286          *           18,000

Craig Taines                                                         16,286          *           18,000

Taines Family Limited Partnership                                    16,286          *           18,000

Abraxas Partners, Ltd.                                               16,286          *           18,000

Michael Morris                                                       16,247          *           16,971

Walter Prime                                                         16,247          *           16,971

Peter R. McMullin                                                    16,213          *           16,933

Rudnick Living Trust DTD 7/22/91                                     16,213          *           16,933

John VanOrdstrand                                                    12,500          *           12,500

Joseph and Lillian Matulich JTWROS                                    9,375          *            9,375

Trafina Privatebank AG                                                9,375          *            9,375

Magne F. Aaby                                                         8,143          *            9,000

Birger Dalen                                                          8,143          *            9,000

John Heckler                                                          8,143          *            9,000

Norman Leben                                                          8,143          *            9,000

Svein A. Loken                                                        8,143          *            9,000

Steven Millner                                                        8,143          *            9,000

Asher Plaut and Evelyn Plaut, JTWROS                                  8,143          *            9,000

Svein-Erik Stiansen                                                   8,143          *            9,000

Bank Julius Baer & Co.                                                8,107          *            8,467

Craig A. Blumberg                                                     5,429          *            6,000

Steven H. Marvin                                                      5,429          *            6,000

Daniel J. Marx                                                        5,428          *            6,000

Peter Sheib                                                           5,010          *            5,010

Lori Shepps                                                           5,000          *            5,000

Lawrence Rice                                                         4,990          *            4,990

Southeast Research Partners                                           4,500          *            4,500

Matthew Balk                                                          3,880          *            3,880

John T. Clarke                                                        3,750          *            3,750

Charles Roden                                                         3,530          *            3,530

Nancy Tarlow Barrett                                                  3,500          *            3,500

First National Fund                                                   2,250          *            2,250

Giant Trading Company                                                 1,500          *            1,500

Michael Loew                                                          1,325          *            1,325

Cheviot Capital                                                         750          *              750

Value Investing Partners                                                750          *              750

Joelle Jacobs                                                           750          *              750

Scott A. Weisman                                                        445          *              445

Brill Securities                                                        375          *              375

Paul Fitzgerald                                                         365          *              365

Sherwood P. Larkin                                                      290          *              290

Richard Sichenzio                                                       155          *              155

                               37

-------------
 *  Less than 1%
(1) Unless otherwise indicated, each shareholder has sole voting and investment power with respect to the Common Stock indicated as beneficially owned thereby.
(2) In accordance with Rule 13d-2 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), shares that are not outstanding, but that are issuable pursuant to (i) the exercise of outstanding Warrants and
    (ii) the conversion of the Notes, all of which are exercisable or convertible within 60 days of the date of this Prospectus, have been deemed to be outstanding for the purpose of computing the percentage of outstanding shares owned by the individual having such right, but have not been deemed outstanding for the purpose of computing the percentage for any other person. These amounts do not include the exercise of certain warrants to purchase an aggregate of 475,000 shares of Common Stock. See "Description of Securities."
(3) Unless otherwise indicated, the address for each director is c/o First American Railways, Inc., 2445 Hollywood Boulevard, Hollywood, Florida 33020.
(4) Includes 1,379,032 shares which are jointly-owned with his wife, and 1,285 shares which are owned of record by Harper Partners of Miami, Ltd., a Florida limited partnership, for which his wife, Carol E. Harper, serves as trustee.
(5) Includes 10,800 shares owned of record by Mr. Monteleone.
(6) Includes 10,000 shares, 6,000 shares, 6,333 shares, 3,333 shares and 3,333 shares which are issuable to Messrs. Monteleone, Nanovsky, Cumming, Blayney and Miss Petcash, respectively, upon the exercise of currently exercisable stock options.
(7) Mr. Salvaneschi serves as the Trustee for a trust under an agreement dated October 19, 1993, in which name these shares are held, and for which Mr. Salvaneschi has sole voting and depositive power.
(8) These share amounts include up to an aggregate of 3,300,273 shares which may be issued either upon the conversion of the Notes or upon the exercise of the Series A Warrants which may be issued, in certain circumstances, upon the prepayment of the Notes.
(9) With respect to the Selling Shareholders, it has been assumed that all their Shares so offered will be sold. Further, these amounts include shares which may be issued to certain Selling Shareholders upon conversion of accrued interest payable upon their Notes.


SERIES A WARRANTS:

   The following table sets forth certain information with respect to the beneficial ownership of the Company's outstanding Series A Warrants as of August 1, 1996, and as adjusted to reflect the sale of such Warrants offered by the holders thereof, none of whom hold any position with the Company and six of whom own more than 5% thereof.


                                                                                  BEFORE OFFERING
                                                                               ---------------------     WARRANTS
NAME                                                                            WARRANTS    PERCENT       OFFERED
----                                                                           ---------- ----------     --------
Lancer Partner L.P.
237 Park Ave., 8th Fl.
New York, NY 10017                                                               300,000       7.57        300,000

Egger & Co.
c/o The Chase Manhattan Bank N.A.
P.O. Box 1508 Church Street Station
New York, NY 10008                                                               290,519       7.33        290,519

EFO Fund, Ltd.
1111 W. Mockingbird Lane, #1400
Dallas, TX 75247                                                                 270,000       6.81        270,000

Auric Investments Limited
24 St. Georges Street, Douglas
Isle of Man IM1 1AH                                                              260,774       6.58        260,774

                                                                                  BEFORE OFFERING
                                                                               ---------------------     WARRANTS
NAME                                                                            WARRANTS    PERCENT       OFFERED
----                                                                           ---------- ----------     --------
Fairnoon Management Ltd.
11 Queenstreet Mayfair
London W1X 7PD, England                                                          210,000       5.30        210,000

Rush & Co.
c/o Swiss American Securities, Inc.
100 Wall Street, 4th Fl.
New York, NY 10005                                                               208,799       5.27        208,799

Emanon Partners, L.P.                                                            190,000       4.79        190,000

Rosebud Capital Growth Fund Ltd.                                                 176,818       4.46        176,818

Edgeport Nominees, Ltd.                                                          147,333       3.72        147,333

Demachy Worms & Co. International, Ltd.                                          120,000       3.03        120,000

Alan L. Jacobs                                                                    86,926       2.19         86,926

Faisal Finance (Switzerland) SA                                                   73,000       1.84         73,000

Corner Bank, Ltd.                                                                 72,000       1.82         72,000

BFI Banque De Financement & D'Investissement, Geneve                              60,000       1.51         60,000

Republic National Bank of New York (Suisse) SA                                    56,519       1.43         56,519

Republic National Bank of New York (Luxemburg) SA                                 54,000       1.36         54,000

Gibesgelt                                                                         46,250       1.17         46,250

Eurocapital                                                                       45,000       1.14         45,000

Michael Schaenen                                                                  35,625         *          35,625

Christopher Fox                                                                   35,625         *          35,625

Bookbank Holdings, Ltd.                                                           33,300         *          33,300

Cameo Trust Corporation Limited                                                   30,000         *          30,000

The Gifford Fund Ltd.                                                             30,000         *          30,000

Charles L. and Donna Greenberg, JTWROS                                            30,000         *          30,000

Napier Brown Holdings Ltd.                                                        30,000         *          30,000

Veritas Films SA                                                                  30,000         *          30,000

Vital Miljo AS                                                                    26,894         *          26,894

Heptagon Investments Ltd.                                                         26,519         *          26,519

Stanley Hollander IRA Cowen & Co. Custion 58-03120                                26,064         *          26,064

Phillip Bibicoff                                                                  24,000         *          24,000

Bostar A.S.                                                                       24,000         *          24,000

C.M. Investment Nominees Limited                                                  24,000         *          24,000

David A. Rees                                                                     24,000         *          24,000

Stolzoff Family Trust of 2/05/95, Martin S. Stolzoff and Barbara R.
  Stolzoff, Trustees                                                              23,023         *          23,023

Ronald Koenig                                                                     21,058         *          21,058

P.G. Ridgwell                                                                     20,519         *          20,519

Banque Privee Edmond De Rothschild S.A.                                           19,260         *          19,260

Bauer Family Limited Partnership                                                  18,000         *          18,000

Falcon Management Ltd.                                                            18,000         *          18,000

Fixtar Holdings, Inc.                                                             18,000         *          18,000

Richard B. Liroff                                                                 18,000         *          18,000

Saracen International                                                             18,000         *          18,000

Tradeco Limited                                                                   18,000         *          18,000

UOB Luxembourg S.A.                                                               18,000         *          18,000

Helix Investments, Ltd.                                                           17,782         *          17,782

James F. Ellis Trust DTD 4/11/89                                                  15,117         *          15,117

Lawrence Burstein                                                                 13,266         *          13,266

John VanOrdstrand                                                                 12,500         *          12,500

Dean Witter Reynolds Custodian for Gary Barnett, IRA Standard/Rollover            12,000         *          12,000

Harvey R. Brice BSSC Master Defined Contribution M/P Pension Plan                 12,000         *          12,000

                                                                                  BEFORE OFFERING
                                                                               ---------------------     WARRANTS
NAME                                                                            WARRANTS    PERCENT       OFFERED
----                                                                           ---------- ----------     --------
Compass Investment Management Limited                                             12,000         *         12,000

Coutts & Co. S.A.                                                                 12,000         *         12,000

Barrie M. Damson                                                                  12,000         *         12,000

Ernest Dorner GST Non-Exempt Trust A U/T/A 5/26/94                                12,000         *         12,000

Elmtree Corporation                                                               12,000         *         12,000

Milton and Irene Geller 1985 Trust                                                12,000         *         12,000

Susan Greenberg                                                                   12,000         *         12,000

Jacobson, Alan D., IRA                                                            12,000         *         12,000

Robert Katz                                                                       12,000         *         12,000

Peter Barrington Kirk                                                             12,000         *         12,000

Lago Wernstedt                                                                    12,000         *         12,000

Morgan Steel Limited                                                              12,000         *         12,000

John D. Murphy                                                                    12,000         *         12,000

Nicator S.A., Zurich                                                              12,000         *         12,000

Pictet & Cie                                                                      12,000         *         12,000

Robinson Gear (Nominees) Limited A/CJ-10                                          12,000         *         12,000

Stoneman Investor Partnership                                                     12,000         *         12,000

Terrier Finance, Inc.                                                             12,000         *         12,000

Prime Grieb                                                                        9,000         *          9,000

Ghazi Allawi                                                                       8,519         *          8,519

Pyramid Partners, LP                                                               8,000         *          8,000

Sachem Corporate Finance, Ltd.                                                     7,500         *          7,500

Christopher D. Jennings                                                            7,266         *          7,266

Gary H. Stolzoff                                                                   7,009         *          7,009

Gerald Rosen                                                                       7,000         *          7,000

Abraxas Partners, Ltd.                                                             6,000         *          6,000

Philip Altheim                                                                     6,000         *          6,000

Gary Barnett                                                                       6,000         *          6,000

Denis Baylin                                                                       6,000         *          6,000

I. Bibicoff, Inc., Pension Trust Fund                                              6,000         *          6,000

Boel AS                                                                            6,000         *          6,000

Credit Lyonnais (Suisse) SA Geneva                                                 6,000         *          6,000

Credit Suisse Zurich                                                               6,000         *          6,000

Owen H. Gassaway Trustee, FBO Owen H. Gassaway Trust                               6,000         *          6,000

David Greenberg, IRA                                                               6,000         *          6,000

David Greenberg and Susan Greenberg, Trustees FBO Greenberg and Panish,
 a Prof. Corp. Def. Bene. Pension Plan 2/01/88                                     6,000         *          6,000

Haaco AS                                                                           6,000         *          6,000

David M. Hallman, Sr.                                                              6,000         *          6,000

Hapoalim Mayo Casa Bancaria                                                        6,000         *          6,000

Allan B. Hechtman, Inc., Pension Plan & Trust                                      6,000         *          6,000

Allan B. and Linda S. Hechtman, JTWROS                                             6,000         *          6,000

Trustees of the Hill Oldridge Ltd. Pension Fund                                    6,000         *          6,000

Nils Otto Holmen                                                                   6,000         *          6,000

P.B. Hubbard/J.D. Boden as Trustees of the Vector Trust                            6,000         *          6,000

Svein Huse                                                                         6,000         *          6,000

Intergalactic Growth Fund, Inc.                                                    6,000         *          6,000

Lenard E. Jacobson, MD, PC Profit Sharing Trust                                    6,000         *          6,000

Robert Jones                                                                       6,000         *          6,000

Mazin Kamouna                                                                      6,000         *          6,000

                                                                                  BEFORE OFFERING
                                                                               ---------------------     WARRANTS
NAME                                                                            WARRANTS    PERCENT       OFFERED
----                                                                           ---------- ----------     --------
William A. Kamke and Dorothy S. Kamke, JTWROS                                     6,000          *          6,000

A/S Kapitalutvikling                                                              6,000          *          6,000

Ronald Korn, IRA                                                                  6,000          *          6,000

Pierre and Francoise Lambert                                                      6,000          *          6,000

Metropolitan Finance Limited                                                      6,000          *          6,000

John Bell Moran, Jr.                                                              6,000          *          6,000

Anne P. Newman and Harry Newman, Jr. JTWROS                                       6,000          *          6,000

Scott Notowitz                                                                    6,000          *          6,000

Oistein Nyberg                                                                    6,000          *          6,000

Prime, Grieb & Co. Limited                                                        6,000          *          6,000

RNB (France) Monaco                                                               6,000          *          6,000

Rigel AS                                                                          6,000          *          6,000

Allan Rudnick, IRA                                                                6,000          *          6,000

J.R.L. Smith                                                                      6,000          *          6,000

K.E. Smith                                                                        6,000          *          6,000

Ivor Spiro                                                                        6,000          *          6,000

Craig Taines                                                                      6,000          *          6,000

Taines Family Limited Partnership                                                 6,000          *          6,000

Southeast Research Partners                                                       4,500          *          4,500

John T. Clarke                                                                    3,750          *          3,750

Magne F. Aaby                                                                     3,000          *          3,000

Birger Dalen                                                                      3,000          *          3,000

John Heckler                                                                      3,000          *          3,000

Norman Leben                                                                      3,000          *          3,000

Svein A. Loken                                                                    3,000          *          3,000

Steven Millner                                                                    3,000          *          3,000

Asher Plaut and Evelyn Plaut, JTWROS                                              3,000          *          3,000

Svein-Erik Stiansen                                                               3,000          *          3,000

First National Fund                                                               2,250          *          2,250

Michael Morris                                                                    2,532          *          2,532

Walter Prime                                                                      2,532          *          2,532

Peter R. McMullin                                                                 2,519          *          2,519

Rudnick Living Trust DTD 7/22/91                                                  2,519          *          2,519

Craig A. Blumberg                                                                 2,000          *          2,000

Steven H. Marvin                                                                  2,000          *          2,000

Daniel J. Marx                                                                    2,000          *          2,000

Giant Trading Company                                                             1,500          *          1,500

Bank Julius Baer & Co.                                                            1,260          *          1,260

Cheviot Capital                                                                     750          *            750

Value Investing Partners                                                            750          *            750

Joelle Jacobs                                                                       750          *            750

Brill Securities                                                                    375          *            375

--------------
 * Less than 1%

FINANCIAL ADVISORY WARRANTS:

   The following table sets forth certain information with respect to the beneficial ownership of the Advisory Warrants as of August 1, 1996, and as adjusted to reflect the sale of such Warrants offered by the holders thereof, none of whom hold any position with the Company nor own more than 5% of such warrants.


                                                                                  BEFORE OFFERING
                                                                               ---------------------     WARRANTS
NAME                                                                            WARRANTS    PERCENT       OFFERED
----                                                                           ---------- ----------     --------
Dan Purjes                                                                       30,010        *           30,010

Alan Jacobs                                                                      25,000        *           25,000

Kimberly A. Goguen                                                               25,000        *           25,000

Peter Sheib                                                                       5,010        *            5,010

Lawrence Rice                                                                     4,990        *            4,990

Mathew Balk                                                                       3,880        *            3,880

Charles Roden                                                                     3,530        *            3,530

Michael Loew                                                                      1,325        *            1,325

Scott A. Weisman                                                                    445        *              445

Paul Fitzgerald                                                                     365        *              365

Sherwood P. Larkin                                                                  290        *              290

Richard Sichenzio                                                                   155        *              155

-------------
* Less than 1%

                             CERTAIN TRANSACTIONS


   The Company requires that transactions with affiliates be made on terms that the Company believes are at least as favorable as those obtainable from unaffiliated third parties, and such transactions will be approved by a majority of the independent, disinterested directors.


1994 PRIVATE OFFERING

   In October 1994, the Company closed a private offering of 420,570 shares of its Common Stock for gross proceeds of $982,000. A total of 26 investors purchased Common Stock in that private offering which began in July 1994, and the two largest investors therein were Company Directors Thomas Rader (256,774 shares; $350,000) and Luigi Salvaneschi (146,728 shares; $200,000).
David Rush, one of the Company's directors, also invested in that private offering (36,683 shares; $50,000).

ACQUISITION OF RAILCARS


   RRI will be the Company's primary source of railcars for the Florida Fun-Train and its other planned trains. RRI is owned by Thomas G. Rader, a Director and currently the largest shareholder of the Company. The Company entered into an agreement with RRI as of June 28, 1994, whereby RRI produced the initial railcar for the Company. The total purchase price was $850,000. Title to the railcar was transferred to the Company on July 2, 1996. The Company believes the transaction for the purchase of the railcar was no less favorable to the Company than a similar transaction conducted with an unaffiliated third party.

   On October 23, 1996 the Company contracted with RRI for the design and production of up to 12 additional railroad cars and the exterior modification of the three leased locomotives all of which will be used for the Florida Fun-Train. The total cost of this equipment, including applicable sales taxes, is approximately $9.7 million. Pursuant to the RRI contract the Company has paid a down payment of $1.4 million. The RRI contract provides for the delivery of various railcars over a period of several months beginning June 1, 1997.

   The terms of the transactions between the Company and RRI have been determined by negotiations between RRI and the Company's disinterested directors. Because of Mr. Rader's involvement, there is an inherent conflict of interest in this process; further, competitive bidding was not used for any of these railcar purchase agreements. The Company's Board of Directors believes that the terms of the agreements with RRI for the construction of the Fun-Train railcars are commercially reasonable.

   Mr. Rader and RRI have agreed that for a five-year period they will not, directly or indirectly, engage in the design, marketing sale or lease of passenger railcars for the purpose of operating passenger entertainment, tourism or excursion trains in Florida.


RUSH LOAN

   In June and July 1995, David Rush, a director and shareholder of the Company, loaned an aggregate of $125,000 to the Company. The promissory note associated with this loan provided for simple interest at 18% and the obligation was personally guaranteed as to collection by Allen C. Harper, the Company's Chairman of the Board of Directors. At the time of the transaction, the Board of Directors (with Mr. Rush abstaining) concluded that the interest rate paid on this loan was reasonable and customary, given the financial condition of the Company and the current business environment, and that the terms of such loan were no less favorable than those for a similar transaction with a third party. The loan was repaid with a portion of the proceeds from the Private Placements.


COMPENSATION TO PLACEMENT AGENT

   In connection with the Private Placements, the Company paid Capital Growth (as the placement agent for such Private Placements) an aggregate cash commission of $1,352,109.17 and paid Capital Growth a nonaccountable expense allowance of $338,027.29.


   In connection with the April 1996 closing of the Private Placements, the Company issued to Capital Growth and its designee Alan Jacobs an aggregate of 750,000 shares of the Company's Common Stock;

in addition, the Company issued an aggregate of 650,000 Series A Warrants, 260,774 warrants directly to Capital Growth and the balance (389,226 warrants) to 22 designees. These Shares and Series A Warrants are included in this Offering.

   The Company agreed to indemnify Capital Growth against certain liabilities in connection with the Private Placements, including liabilities under the Securities Act.

   The Company has retained Capital Growth for a period of twenty-four months (the "Advisory Period") at a fee of $5,000 per month, to render various financial advisory services thereto, and specified fees for additional financings and other transactions. Further, Capital Growth will be paid a warrant advisory fee equal to five (5%) percent of the exercise price of the warrants if it solicits the exercise of such warrants. The Company has agreed not to solicit the exercise of the warrants other than through Capital Growth.


TEMPORARY LEASE

   During fiscal 1995, prior to its present temporary space arrangement, the Company leased approximately 250 square feet of office space from Eugene K. Garfield, a director and Vice Chairman of the Board of Directors of the Company, for a total annual rental of $6,500.

                          DESCRIPTION OF SECURITIES

COMMON STOCK

   The authorized common stock of the Company consists of 100,000,000 shares of Common Stock, $.001 par value. Each holder of Common Stock is entitled to one vote per share on all matters on which shareholders are entitled to vote, and the holders of the Common Stock do not have preemptive rights to purchase additional shares of Common Stock or other subscription rights. The Common Stock carries no conversion rights and is not subject to redemption or to any sinking fund provisions. All shares of Common Stock are entitled to share equally in dividends from sources legally available therefor when, as and if declared by the Board of Directors and, upon liquidation or dissolution of the Company, whether voluntary or involuntary, to share equally in the assets of the Company available for distribution to shareholders. All outstanding shares of Common Stock are validly authorized and issued, fully paid and nonassessable, and all shares to be sold and issued as contemplated hereby will be validly authorized and issued, fully paid and nonassessable.

SERIES A REDEEMABLE WARRANTS

   The following is a brief summary of certain provisions of the Series A Redeemable Warrants ("Series A Warrants"), but such summary does not purport to be complete and is qualified in all respects by reference to the actual text of the subject warrant certificates.

   Each Series A Warrant entitles the registered holder to purchase one share of Common Stock at an initial exercise price of $3.50 per share (subject to adjustment for stock splits, combinations and reclassifications) at any time prior to redemption from the date of issuance (April 26 or May 9, 1996) until two years thereafter. The exercise price of each Series A Warrant bears no relationship to any objective criteria of value and should in no event be regarded as an indication of any future market price of the securities offered hereby. Provided that the applicable Circumstances exist (described below), all, but not less than all, of the Series A Warrants may be redeemed by the Company at $.10 per share on thirty days' notice at any time, but only after six months from the consummation of the Merger (October 26, 1996) and only if the market price (as described below) for the Common Stock exceeds $5.00 per share. The "Circumstances" shall exist if (i) the subject securities are registered under the Securities Act and applicable state "blue sky" laws, (ii) a current Prospectus is then available for the sale of the securities, and (iii) the closing bid price of the Common Stock as reported by Nasdaq, the OTC Bulletin Board, or such other market on which the Common Stock is then traded, exceeds $5.00 per share for the twenty consecutive trading days ending on the fifth trading day prior to the date of the notice of redemption or prepayment, as the case may be.

   Each Series A Warrant may be exercised by surrendering the warrant certificate, with the subscription form attached to the warrant certificate properly completed and executed, together with payment of the exercise price. The Series A Warrants may be exercised in whole or from time to time in part. If less than all of the Warrants evidenced by a warrant certificate are exercised, a new warrant certificate will be issued for the remaining number of Series A Warrants.

   The Series A Warrants do not confer upon the holders thereof any voting, dividend or other rights as shareholders of the Company.

   The Series A Warrants are not exercisable unless, at the time of the exercise, the Company has a current Prospectus covering the shares of Common Stock issuable upon the exercise of such warrants, and such shares have been registered, or qualified under the securities laws of the state of residence of the exercising holder of such warrants, unless such exercise is deemed to be exempt under federal and applicable state securities laws. Although the Company will use its best efforts to have all of the shares of Common Stock issuable upon the exercise of the Series A Warrants registered or qualified on or before the exercise date and to maintain a current Prospectus relating thereto until the expiration of such warrants, there can be no assurance that it will be able to do so.

FINANCIAL ADVISORY WARRANTS

   The following is a brief summary of certain provisions of the Financial Advisory Warrants ("Advisory Warrants"), but such summary does not purport to be complete and is qualified in all respects by reference to the actual text of the warrant certificates.

   Each Advisory Warrant entitles the registered holder to purchase one share of Common Stock at an initial exercise price of $2.50 per share (subject to adjustment for stock splits, combinations and reclassifications) at any time for a period of five years from the date of issuance (February 1996). The exercise price of each Advisory Warrant bears no relationship to any objective criteria of value and should in no event be regarded as an indication of any future market price of the securities offered hereby.

   Each Advisory Warrant may be exercised by surrendering the warrant certificate, with the subscription form attached to the warrant certificate properly completed and executed, together with payment of the exercise price. The Advisory Warrants may be exercised in whole or from time to time in part. If less than all of the Warrants evidenced by a warrant certificate are exercised, a new warrant certificate will be issued for the remaining number of Advisory Warrants.

   The Advisory Warrants do not confer upon the holders thereof any voting, dividend or other rights as shareholders of the Company.

   The Advisory Warrants are not exercisable unless, at the time of the exercise, the Company has a current Prospectus covering the shares of Common Stock issuable upon the exercise of such warrants, and such shares have been registered, or qualified under the securities laws of the state of residence of the exercising holder of such warrants, unless such exercise is deemed to be exempt under federal and applicable state securities laws. Although the Company will use its best efforts to have all of the shares of Common Stock issuable upon the exercise of the Advisory Warrants registered or qualified on or before the exercise date and to maintain a current Prospectus relating thereto until the expiration of such warrants, there can be no assurance that it will be able to do so.

PREFERRED STOCK

   In connection with the Merger, the Company amended its Articles of Incorporation to authorize, among other things, the issuance of 500,000 shares of Preferred Stock, $.001 par value. See "The Merger." The Preferred Stock may be issued in series from time to time with such designation, rights, preferences and limitations as the Board of Directors may determine by resolution. The rights, preferences and limitations of separate series of Preferred Stock may differ with respect to such matters as may be determined by the Board of Directors, including, without limitation, the rate of dividends, method and nature of payment of dividends, terms of redemption, amounts payable on liquidation, sinking fund provisions (if any), conversion rights (if any) and voting rights. The potential exists, therefore, that preferred stock might be issued which would grant dividend preferences and liquidation preferences to preferred shareholders over common shareholders. Unless the nature of a particular transaction and applicable statute require such approval, the Board of Directors has the authority to issue these shares without shareholder approval. The issuance of Preferred Stock may have the effect of delaying or preventing a change in control of the Company without any further action by shareholders.

                             PLAN OF DISTRIBUTION

   This Prospectus covers the sale of Shares and Warrants by the Selling Shareholders. See "Principal and Selling Shareholders." Any distribution of the Shares by the Selling Shareholders, or by their pledgees, donees, transferees or other successors in interest, may be effected from time to time in one or more of the following transactions: (a) to underwriters who will acquire securities for their own account and resell them in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale (any public offering price and any discount or concessions allowed or reallowed or paid to dealers may change from time to time); (b) through brokers, acting as principal or agent, in transactions (which may involve block transactions) on the Nasdaq SmallCap Market or on one or more exchanges on which the securities are then listed, in special offerings, exchange distributions pursuant to the rules of the applicable exchanges or in the over-the-counter market, or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices; (c) directly or through brokers or agents in private sales at negotiated prices; or (d) by any other legally available means.

   The Company will not receive any proceeds from the sale of the Shares and Warrants offered hereby. The aggregate proceeds to the Selling Shareholders from the securities offered hereby will be the offering price less applicable commissions or discounts, if any. There is no assurance that the Selling Shareholders will sell any of the securities offered hereby.

   The Selling Shareholders and such underwriters, brokers, dealers or agents, upon effecting a sale of securities, may be considered "underwriters" as that term is defined in the Securities Act. Sales effected through agents, brokers or dealers will ordinarily involve payment of customary brokerage commissions although some brokers or dealers may purchase such shares as agents for others or as principals for their own account. The Selling Shareholders will pay any sales commissions or other sellers' compensation applicable to such transactions. A portion of any proceeds of sales and discounts, commissions or other sellers' compensation may be deemed to be underwriting compensation for purposes of the Securities Act.

   Pursuant to applicable rules and regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), any person engaged in the distribution of the securities offered hereby may not simultaneously engage in market making activities for the Common Stock for a period of two business days prior to the commencement of such distribution. In addition, each Selling Shareholder and any other person who participates in a distribution of the securities will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Rules 10b-2, 10b-6 and 10b-7, which provisions may limit the timing of purchases and may affect the marketability of the securities and the ability of any person to engage in market making activities for the Common Stock.

   At the time a particular offering of securities is made, to the extent required, a Prospectus supplement will be distributed which will set forth the number of securities being offered and the terms of the offering, including the purchase price or the public offering price, the name or names of any underwriters, dealers or agents, the purchase price paid by any underwriters for securities purchased from the Selling Shareholders, any discounts, commissions and other items constituting compensation from the Selling Shareholders and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

   In order to comply with the securities laws of certain states, if applicable, the securities will be sold in such jurisdictions, if required, only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless the securities have ben registered or qualified for sale in such state or an exemption from registration or qualification is available and the conditions of such exemption have been satisfied.

   The Company has agreed that it will bear all costs, expenses and fees in connection with the registration or qualification of the securities under federal and state securities laws. The Company and each Selling Shareholder have agreed to indemnify each other and certain other persons against certain liabilities in connection with the offering of the securities, including liabilities arising under the Securities Act.

                                LEGAL MATTERS


   The validity of the securities being offered hereby will be passed upon for the Company by Olle, Macaulay & Zorrilla, P.A., Miami, Florida. Dennis J. Olle, a shareholder of that firm, is the beneficial owner of 1,714 shares of the Common Stock of the Company.


                                   EXPERTS

   The financial statements of the Company included in this Prospectus for the eight months ended December 31, 1995, and the year ended April 30, 1995, have been audited by BDO Seidman LLP, independent certified public accountants, to the extent and for the periods set forth in their report appearing elsewhere herein and is included in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.

   On May 6, 1996, the Company's Board of Directors voted to engage BDO Seidman, LLP to act as the Company's independent certified public accountants, thereby discharging Hansen, Barnett & Maxwell, P.C. (Salt Lake City, UT). The former accountants' reports for the Company's last two fiscal years did not contain any adverse opinion, or disclaimer of opinion, nor were any such reports modified as to uncertainty, audit scope or accounting principles. There have been no disagreements between the Company and the former accountants with regard to any matters which would have caused such accountants to make reference to the subject matter thereof with their report.

                            ADDITIONAL INFORMATION

   The Company is subject to the information requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at the Commission's Regional Offices at Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661; and 13th Floor, Seven World Trade Center, New York, New York 10048. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549.

   The Company has filed with the Commission a registration statement (the "Registration Statement") under the Securities Act with respect to the securities offered by this Prospectus. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and this offering, reference is made to the Registration Statement, including the exhibits filed therewith, which may be inspected without charge at the Commission's public reference facility at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and upon request at its above-described Regional Offices. Copies of the Registration Statement may be obtained from the Commission at its public reference facility upon payment of prescribed fees. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete and, where the contract or other document has been filed as an exhibit to the Registration Statement, each such statement is qualified in all respects by reference to the applicable documents filed with the Commission.

   In addition, reports and other information concerning the Company may be inspected at the offices of the Nasdaq Stock Market, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

                        FIRST AMERICAN RAILWAYS, INC.

                        (A DEVELOPMENT STAGE COMPANY)

                        INDEX TO FINANCIAL STATEMENTS

                                                           PAGE
                                                           ----
Report of Independent Certified Public Accountants....     F-2

Balance Sheets........................................     F-3

Statements of Operations..............................     F-4

Statements of Stockholders' Equity (Deficit)..........     F-5

Statements of Cash Flows..............................     F-6

Notes to Financial Statements.........................     F-7

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of First American Railways, Inc.
(A Development Stage Company)

   We have audited the accompanying balance sheet of First American Railways, Inc. (a development stage company) as of December 31, 1995 and the related statements of operations, stockholders' equity (deficit) and cash flows for the eight months then ended, and for the year ended April 30, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of First American Railways, Inc., (a development stage company) as of December 31, 1995 and the results of its operations and its cash flows for the eight months then ended, and for the year ended April 30, 1995 are in conformity with generally accepted accounting principles.

                                          BDO Seidman, LLP

Miami, Florida
July 3, 1996, except for Notes 8(i), (j), (k) and (l) which are as of October 29, 1996

                        FIRST AMERICAN RAILWAYS, INC.
                        (A DEVELOPMENT STAGE COMPANY)

                                BALANCE SHEETS

                                                                   JUNE 30,     DECEMBER 31,
                                                                     1996           1995
                                                                  (UNAUDITED)
                                                                -------------- ---------------
ASSETS
CURRENT
 Cash ........................................................    $11,930,645     $        --
 Restricted cash (Note 8) ....................................        829,924              --
                                                                -------------- ---------------
 Cash and cash items .........................................     12,760,569              --
 Prepaids and other ..........................................        144,500           1,680
                                                                -------------- ---------------
Total current assets .........................................     12,905,069           1,680

EQUIPMENT (NOTE 2) ...........................................         12,722           5,992
ASSET HELD FOR FUTURE USE ....................................        840,000              --
DEPOSIT TO RELATED PARTY (NOTE 5) ............................             --        350,000
DEFERRED LOAN COSTS (NOTE 8) .................................        966,430              --
                                                                -------------- ---------------
                                                                  $14,724,221     $   357,672
                                                                ============== ===============
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT
 Accounts payable ............................................    $    13,683     $   196,076
 Accrued liabilities .........................................        142,676         120,970
 Notes payable to related parties and others (Note 7)  .......             --         265,000
                                                                -------------- ---------------
Total current liabilities ....................................        156,359         582,046
CONVERTIBLE NOTES PAYABLE, NET (NOTE 8) ......................      8,250,682              --
                                                                -------------- ---------------
                                                                    8,407,041         582,046
                                                                -------------- ---------------
COMMITMENTS AND CONTINGENCIES (NOTE 5)
STOCKHOLDERS' EQUITY (DEFICIT) (NOTE 4)
 Preferred stock, $.001 par value, 500,000 shares authorized               --              --
 Common stock, $.001 par value, 100,000,000 shares
   authorized, 9,050,275 and 4,275,000 shares issued
   and outstanding ...........................................          9,050           4,275
 Additional paid-in capital ..................................      8,406,746       1,110,760
 Deficit accumulated during the development stage  ...........     (2,098,616)     (1,339,409)
                                                                -------------- ---------------
TOTAL STOCKHOLDERS' EQUITY (DEFICIT) .........................      6,317,180        (224,374)
                                                                -------------- ---------------
                                                                  $14,724,221     $   357,672
                                                                ============== ===============

                 See accompanying notes to financial statements.

                        FIRST AMERICAN RAILWAYS, INC.
                        (A DEVELOPMENT STAGE COMPANY)

                           STATEMENTS OF OPERATIONS

                                   CUMULATIVE FROM
                                  FEBRUARY 14, 1994
                                   (INCORPORATION)              FOR THE                   FOR THE           FOR THE
                                       THROUGH              SIX MONTHS ENDED        EIGHT MONTHS ENDED     YEAR ENDED
                                      JUNE 30,                  JUNE 30,               DECEMBER 31,        APRIL 30,
                                        1996              1996           1995              1995               1995
                                     (UNAUDITED)              (UNAUDITED)
                                 ------------------  ---------------------------    -------------------  -------------
EXPENSES:
 Salaries and payroll taxes  ..      $   762,434       $  157,635     $  164,251        $  242,007         $  362,792
 Professional fees ............           30,790           26,875          2,416             3,464                451
 General and administrative  ..          380,394          179,064         69,747           125,723             75,607
 Interest, net ................          207,164          188,085            517            19,079                 --
 Consulting fees (Note 5)  ....           86,637           27,265         32,013            46,802             12,570
 Amortization of deferred loan
   costs (Note 8) .............          121,399          121,399             --                --                 --
 Depreciation .................            3,235            1,055            780             1,088              1,092
 Expenses from offerings
   not completed ..............          506,563           57,829        172,592           282,250            166,484
                                 ------------------ -------------  ------------- -------------------     -------------
Total expenses ................        2,098,616          759,207        442,316           720,413            618,996
                                 ------------------ -------------  ------------- -------------------     -------------
Net loss, representing deficit
  accumulated during the
  development stage ...........      $(2,098,616)      $ (759,207)    $ (442,316)       $ (720,413)        $ (618,996)
                                 ==================  ============= ============= ===================     =============
Weighted average number of
  common shares outstanding
  (Note 1) ....................               --        6,193,452      4,275,000         4,275,000          4,275,000
                                 ==================  ============= ============= ===================     =============
Net loss per common share  ....               --      $      (.12)    $     (.10)       $     (.17)        $     (.14)
                                 ==================  ============= ============= ===================     =============

The Company had no operating activities from February 14, 1994 (incorporation) through April 30, 1994.

                 See accompanying notes to financial statements.

                        FIRST AMERICAN RAILWAYS, INC.
                        (A DEVELOPMENT STAGE COMPANY)

                 STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                                                                                                                          DEFICIT
                                                                                                                        ACCUMULATED
                                                                               COMMON STOCK             ADDITIONAL      DURING THE
                                                                       ----------------------------      PAID-IN        DEVELOPMENT
                                                                          SHARES          AMOUNT         CAPITAL           STATE
                                                                       ------------    ------------   -------------    -------------
Balance at February 14, 1994 and April 30, 1994 ..................            --       $      --       $      --        $      --
Initial capitalization for cash at $0.0046 per share
  (Note 4(b)) ....................................................       3,854,430           3,854          14,146             --
Issuance of common stock for cash at $2.29 per share,
  net offering costs of $20,965 (Note 4(c)) ......................         420,570             421         960,614             --
Capital cotnribution--forgiven salaries (Note 5) .................            --              --           136,000             --
Net loss .........................................................            --              --              --           (618,996)
                                                                       -----------     -----------     -----------      -----------
Balance at April 30, 1995 ........................................       4,275,000     $     4,275     $ 1,110,760         (618,996)
Net loss .........................................................            --              --              --           (720,413)
                                                                       -----------     -----------     -----------      -----------
Balance at December 31, 1995 .....................................       4,275,000     $     4,275     $ 1,110,760      $(1,339,409)
Issuance of common stock in connection with Stage 1
  offering, net of offering costs of $11,692 (unaudited)
  (Note 8(a)) ....................................................         375,004             375          42,933             --
Issuance of common stock in connection with Stage II
  offering, net of offering costs of $993,230
  (unaudited) (Note 8(a)) ........................................       4,050,271           4,050       7,253,403             --
Merger with Asia-America Corporation (unaudited)
  (Note 8(c)) ....................................................         350,000             350            (350)            --
Net loss (unaudited) .............................................            --              --              --           (759,207)
                                                                       -----------     -----------     -----------      -----------
Balance at June 30, 1996 (unaudited) .............................       9,050,275     $     9,050     $ 8,406,746      $(2,098,616)
                                                                       ===========     ===========     ===========      ===========

                 See accompanying notes to financial statements.

                        FIRST AMERICAN RAILWAYS, INC.
                        (A DEVELOPMENT STAGE COMPANY)

                           STATEMENTS OF CASH FLOWS

                                                  CUMULATIVE FROM
                                                 FEBRUARY 14, 1994
                                                   (INCORPORATION)              FOR THE                  FOR THE           FOR THE
                                                      THROUGH              SIX MONTHS ENDED         EIGHT MONTHS ENDED   YEAR ENDED
                                                      JUNE 30,                 JUNE 30,                DECEMBER 31,       APRIL 30,
                                                       1996              1996            1995              1995             1995
                                                    (UNAUDITED)              (UNAUDITED)
                                                 -----------------  ------------------------------  ------------------ -------------
OPERATING ACTIVITIES:
 Net loss .....................................    $ (2,098,616)    $   (759,207)    $   (442,316)    $   (720,413)    $   (618,996)
 Adjustments to reconcile net loss to
   net cash provided by operating
   activities:
   Salaries forgiven ..........................         136,000             --               --               --            136,000
   Depreciation ...............................           3,235            1,055              780            1,088            1,092
   Amortization of deferred loan costs ........         121,399          121,399             --               --               --
   Write-off of deferred offering costs .......          25,000             --               --             25,000             --
   Increase in restricted cash ................        (829,924)        (829,924)            --               --               --
   Increase in prepaids and other .............        (144,500)        (142,820)          (1,000)            --             (1,680)
   Increase (decrease) in accounts
     payable ..................................          13,683         (182,393)          24,924          173,954           22,122
   Increase in accrued liabilities ............         142,676           21,706              518          120,970             --
                                                   ------------     ------------     ------------     ------------     ------------
Total adjustments .............................        (532,431)      (1,010,977)          25,222          321,012          157,534
                                                   ------------     ------------     ------------     ------------     ------------
Net cash used by operating activities .........      (2,631,047)      (1,770,184)        (417,094)        (399,401)        (461,462)
                                                   ------------     ------------     ------------     ------------     ------------
INVESTING ACTIVITIES:
 Deposit for purchase of railcar from
   related party ..............................        (350,000)            --               --               --           (350,000)
 Capital expenditures .........................        (505,957)        (497,785)          (1,137)            --             (8,172)
                                                   ------------     ------------     ------------     ------------     ------------
Net cash used in investing activities .........        (855,957)        (497,785)          (1,137)            --           (358,172)
                                                   ------------     ------------     ------------     ------------     ------------
FINANCING ACTIVITIES:
 Borrowings from related parties ..............         338,388           68,388           50,000          270,000             --
 Repayments of notes payable to
   related parties and others .................        (338,388)        (333,388)            --             (5,000)            --
 Net proceeds from issuance of notes
   payable ....................................       8,695,682        8,695,682             --               --               --
 Repayment of notes payable ...................        (445,000)        (445,000)            --               --               --
 Payment of loan costs ........................      (1,087,829)      (1,087,829)            --               --               --
 Net proceeds from issuance of common
   stock ......................................       8,279,796        7,300,761             --               --            979,035
 Payment of offering costs ....................         (25,000)            --               --               --            (25,000)
                                                   ------------     ------------     ------------     ------------     ------------
 Net cash provided by
   financing activities .......................      15,417,649       14,198,614           50,000          265,000          954,035
                                                   ------------     ------------     ------------     ------------     ------------
Net increase in cash ..........................      11,930,645       11,930,645         (368,231)        (134,401)         134,401
Cash at beginning of period ...................            --               --            368,231          134,401             --
                                                   ------------     ------------     ------------     ------------     ------------
Cash at end of period .........................    $ 11,930,645     $ 11,930,645     $       --       $       --       $    134,401
                                                   ============     ============     ============     ============     ============
SUPPLEMENTAL DISCLOSURES:
 Cash paid for interest .......................    $    125,341     $    125,341     $       --       $       --       $       --
 Application of deposit to related
   party for purchase of asset held for
   future use .................................    $    350,000     $    350,000     $       --       $       --       $       --
                                                   ============     ============     ============     ============     ============

                 See accompanying notes to financial statements.

                        FIRST AMERICAN RAILWAYS, INC.
                        (A DEVELOPMENT STAGE COMPANY)

                        NOTES TO FINANCIAL STATEMENTS

    UNAUDITED WITH RESPECT TO THE SIX MONTHS ENDED JUNE 30, 1996 AND 1995

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND BUSINESS

   First American Railways, Inc. ("the Company") was incorporated on February 14, 1994, in the state of Florida. The Company is a development stage entity, organized for the purpose of constructing, acquiring and marketing entertainment based passenger trains. Initially the Company intends to initiate service between Ft. Lauderdale and Orlando and subsequently to other parts of the United States and internationally.

PREPARATION OF FINANCIAL STATEMENTS

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

EQUIPMENT AND DEPRECIATION

   Equipment is stated at cost less accumulated depreciation. Equipment is depreciated on the straight line basis over 5 years.

ASSET HELD FOR FUTURE USE

   Asset held for future use will be depreciated beginning at the time it is placed into service.

OFFERING COSTS

   Costs incurred in connection with the Company's efforts to obtain additional financing through a public offering or private placement of securities are deferred and offset against the proceeds in stockholders' equity (deficit) or charged to operations if an offering or placement is unsuccessful.

FINANCIAL INSTRUMENTS

   The carrying amounts of financial instruments including accounts and notes payable approximated fair value due to the relatively short maturity.

INCOME TAXES

   The Company has no income since inception and accordingly has not provided for income taxes.

NET LOSS PER COMMON SHARE

   Net loss per common share is based on the weighted average number of shares of common stock outstanding, as adjusted for the effects of the application of Securities and Exchange Commission Staff Accounting Bulletin
(SAB) No. 83. Pursuant to SAB No. 83, common stock issued by the Company at a price less than the contemplated public offering price is treated as outstanding for all periods presented.

FUTURE ACCOUNTING PRONOUNCEMENTS

   In March 1995, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 121 "Accounting for Impairment of Long-Lived Assets and for Long-Lived

                        FIRST AMERICAN RAILWAYS, INC.
                        (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

    UNAUDITED WITH RESPECT TO THE SIX MONTHS ENDED JUNE 30, 1996 AND 1995

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

Assets to be Disposed of" ("SFAS No. 121"). SFAS No. 121 requires, among other things, impairment loss of assets to be held and gains or losses from assets that are expected to be disposed of be included as a component of income from continuing operations before taxes on income. The Company has adopted SFAS No. 121 as of January 1, 1996 and its implementation did not have a material effect on the financial statements.

   In October 1995, FASB issued SFAS No. 123, "Accounting for Stock Based Compensation." SFAS No. 123 requires that a fair value method for accounting for stock-based compensation plans be calculated and either recognized in the financial statements or disclosed in the notes to the financial statements. The Company does not presently intend to adopt the fair value based method and as such, earnings will not be impacted by these options. However, appropriate disclosures will be made in the notes to the financial statements of the effects of the calculation required by the statement.

UNAUDITED FINANCIAL STATEMENTS

   The interim financial statements as of June 30, 1996 and for the six months ended June 30, 1996 and 1995 and for the cumulative period from February 14, 1994 through June 30, 1996 are unaudited. In the opinion of management, such statements reflect all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the financial position, results of operations and changes in cash flows. The results of operations for the six months ended June 30, 1996 are not necessarily indicative of the results for the entire year.

2. EQUIPMENT

   The Company's equipment is summarized as follows:

                                                                    DECEMBER 31,
                                                                        1995
                                                                    ------------
Office and computer equipment .............................          $ 8,172
Less accumulated depreciation .............................           (2,180)
                                                                     -------
                                                                     $ 5,992
                                                                     =======

   Also see Note 5 for assets held for future use.

3. INCOME TAXES

   At December 31, 1995, the Company had an accumulated net loss of approximately $1,340,000 for financial reporting purposes. In general, expenses incurred during the development stage are capitalized for tax purposes as pre-operating expenses and may be amortizable over a 60 month period commencing with the month in which active business begins.

   Realization of any portion of the approximate $500,000 deferred tax asset at December 31, 1995, resulting from the future amortization of capitalized pre-operating expenses, is not considered more likely than not and, accordingly, a valuation allowance has been established for the full amount of such asset.

4. STOCKHOLDERS' EQUITY (DEFICIT)

   a) In May 1995, the Company executed a stock split and exchanged the 1,996,400 then outstanding shares of its common stock for 2,495,500 shares of common stock and changed the par value of its

                        FIRST AMERICAN RAILWAYS, INC.
                        (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

    UNAUDITED WITH RESPECT TO THE SIX MONTHS ENDED JUNE 30, 1996 AND 1995

4. STOCKHOLDERS' EQUITY (DEFICIT)--(CONTINUED)

common stock from $.01 to no par. In February 1996, the Company executed a second stock split and exchanged the 2,495,500 shares of its common stock for 4,275,000 shares of common stock with no par value, 10,000,000 shares authorized to be issued. In connection with the merger with Asia-America, the common stock was recapitalized at $.001 par value (Note 8(c)). The components of stockholders' equity and all per share amounts in the accompanying financial statements have been adjusted retroactively to reflect the stock splits and changes in par value.

   b) In 1994, the Company issued 3,854,430 shares of common stock to its initial shareholders for cash of $18,000.

   c) In connection with a private placement, the Company issued 420,570 shares of common stock for cash of $961,035 net of offering costs of $20,965.

5. COMMITMENTS AND CONTINGENCIES

   a) The Company entered into employment agreements, which expire by 1997, with three of its officers providing for aggregate annual salaries of approximately $250,000 and for certain payments in the event of termination. During the period from February 14, 1994 (incorporation) to April 30, 1995, such officers waived approximately $136,000 of salaries due them under the terms of their respective employment agreements. The amounts waived were recorded as salary expense and a capital contribution. The officers do not plan to waive future salaries due them under the agreements. The Company has modified certain employment agreements and entered into others (Note 8(g)).

   b) The Company pursuant to an agreement with Rader Railcar, Inc. ("Rader") a company owned by a director and shareholder, had a railcar constructed to be acquired by the Company at a total cost of $850,000. During the year ended April 30, 1995, the Company advanced $350,000 to Rader which is included in deposit to related party in the accompanying balance sheet at December 31, 1995. The Company took delivery of the railcar on April 28, 1995, and at that time assumed the full risk of loss of such car. The balance was paid in June 1996 at which time title passed to the Company. In April 1996, Rader had entered into a lease agreement with Great Canadian Railtour Co., to lease the railcar for a period of seven months for $10,000 per month. In June 1996, the remaining proceeds of the lease were assigned to the Company and, therefore, the Company will receive monthly lease payments of $10,000 through September 1996. Since this leasing activity is not the intended use of the railcar, the June 1996 payment was recorded as a reduction in the cost of the railcar (Note 8(j)).

   c) In February 1995, the Company entered into an agreement with the Florida East Coast Railway Company ("FEC") for the use of FEC track in connection with the Company's proposed rail operations. Under the agreement, the Company will pay a fee to the FEC upon commencement of operations of no less than either $500,000 per train, per year, or $18 per train-mile (with a stipulated train size of 15 cars). Effective January 1 of the year in which the third anniversary of the commencement service occurs, and January 1 in every third year thereafter, the car mile rate and the minimum amount payable shall, upon the request of either party, be adjusted based on the "Consumer Price Index For Urban Wage Earners and Clerical Workers" unadjusted, as published by the Bureau of Labor Statistics, U.S. Department of Labor. The agreement will expire ten years from the date of commencement of service. At the conclusion of the initial ten year term, the company will have the right to extend the agreement for an additional ten year period upon twelve months advance notice to the FEC.

                        FIRST AMERICAN RAILWAYS, INC.
                        (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

    UNAUDITED WITH RESPECT TO THE SIX MONTHS ENDED JUNE 30, 1996 AND 1995

6. OTHER EVENTS

   On August 24, 1995 the Company entered into a memorandum of understanding with CSX Transportation, Inc. ("CSXT") for the use of its tracks between West Palm Beach and the Orlando International Airport tradeport site in connection with the operation of the Florida Fun-Train. The memorandum which contains the essential terms of the agreement between the Company and CSXT, provides, in part, that the Company will pay CSXT the greater of $20 per train mile, or 16% of the Company's ticket revenue from the Florida Fun-Train operations. In addition, the Company is required to maintain at least $300 million in comprehensive general liability insurance with a minimal deductible (or self insured). The memorandum also provides for a certain degree of exclusivity for the Company's proposed rail operations. Specifically CSXT has agreed not to grant similar access rights to the subject rail corridor (between West Palm Beach and Orlando) to any other private rail passenger operator or contractor which would provide comparable conventional rail passenger service (primarily servicing the cruise ship market). This exclusivity clause is voidable by CSXT upon the occurrence of certain conditions. The term of the agreement is five years. In addition to the foregoing, the Company has agreed to sell up to 400,000 warrants to CSXT the terms of such warrants are to be negotiated. Also, the Company has agreed to appoint a CSXT representative, selected by the Company, to its Board of Directors. CSXT has not yet nominated their representative to the Board (Note 8(k)).

7. NOTES PAYABLE TO RELATED PARTIES AND OTHERS

   On June 9, 1995 the Company entered into a loan agreement with a shareholder and director for up to $125,000, with simple interest of 18%. As of December 31, 1995, the Company had borrowed $125,000. In addition, the Company entered into loan agreements with two other shareholders for a total of $140,000 with simple interest of 18%. Subsequent to December 31, 1995, an additional $68,388 was borrowed from related parties bearing interest of 18% per annum. All loans were repaid with the proceeds of the private offering that closed in May 1996.

8. SUBSEQUENT EVENTS

   a) In March 1996, the Company completed its Stage I financing. The Company received gross proceeds of $500,000 in exchange for $500,000 in notes payable bearing interest at 10% per annum, with a $55,000 original issue discount, and 375,004 shares of common stock valued at $55,000. Costs associated with the offering were $106,291.

   In May 1996, the Company completed its Stage II financing. Total consideration of $16,501,365 was received consisting of $16,085,000 in cash and the conversion of $412,500 in notes payable and $3,865 in accrued interest from Stage I financing. In connection with this transaction $8,250,682 in five-year convertible notes bearing interest at 10% per annum were issued. Interest is payable semi-annually in April and October and the notes are convertible at $3.50 per share. In addition, 3,950,271 redeemable common stock purchase warrants and 4,050,271 shares of common stock valued at $8,250,683 were issued. Costs associated with the offering were $1,986,460. The Company used $778,388 of the net proceeds to paydown $333,388 in notes payable to related parties and others and $445,000 in notes payable from the Stage I financing. In connection with the retirement of the Stage I debt, $94,599 of deferred loan costs was charged to operations as amortization of deferred loan costs. In addition, $55,000 of original issue discount was charged to operations as interest expense.

   Prepaid interest of $829,924 representing the first year's interest on the Stage II debt was placed in escrow.

                        FIRST AMERICAN RAILWAYS, INC.
                        (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

    UNAUDITED WITH RESPECT TO THE SIX MONTHS ENDED JUNE 30, 1996 AND 1995

8. SUBSEQUENT EVENTS--(CONTINUED)

   b) In 1996, the Company granted two-year warrants to purchase 12,500 shares of common stock at $3.50 per share to a shareholder, in consideration for extending the repayment terms of a loan made to the Company.

   c) On April 26, 1996, the Company merged into Asia-America Corporation
(Asia) a public company and accounted for the transaction as a reverse acquisition for financial statement purposes, and was recapitalized with 9,050,271 shares of $.001 par value stock, 100,000,000 shares authorized to be issued. In connection with this transaction, there was no impact on the operating results of the Company and it resulted only in an adjustment to stockholders equity.

   d) During 1996, the Company granted three year warrants to purchase 100,000 shares of common stock at $2.50 per share (the market value at the date of grant) pursuant to a consulting agreement.

   e) In May 1996, the Company entered into a two year agreement with an underwriter to provide financial advisory and consulting services. The agreement provides for annual fees of $60,000. It also provides for additional fees comprising of 3% to 5% of consideration paid for acquisitions or mergers with other companies, joint ventures, license and royalty agreements, etc., that the consultant arranges and 1.5% to 8% of the gross proceeds resulting from the sale of any securities issued by the Company.

   f) In July 1996, the Company entered into a three year employment agreement with its new President and Chief Operating Officer. The agreement provides for an initial annual base salary of $150,000 and a minimum annual bonus of $25,000 with minimum increases in the base salary to $175,000 on January 1, 1997, $189,000 on January 1, 1998, and $204,120 on January 1,
1999. In addition, nonqualified stock options will be granted annually to purchase a minimum of 30,000 shares of common stock. In connection with this agreement, in July 1996, the Company issued 10,800 shares of common stock and granted options to purchase 30,000 shares at $3.50 per share (the market value at the date of grant).

   g) In June 1996, the employment agreements previously entered into with the officers of the Company were modified to provide for aggregate annual base salaries of approximately $300,000 (Note 5(a)).

   h) In July 1996, the Company entered into a consulting agreement to undertake a market study designed to evaluate target market segments most likely to use the Company's trains. The cost of the study will be approximately $172,000.

   i) In August and September 1996, the Company entered into one year employment agreements with four of its new officers providing for annual aggregate initial base compensation of $385,000. In addition, nonqualified stock options were granted to purchase 51,000 shares of common stock at the market price at the date of grant (ranging from $3.50 to $4.75 per share) of which 19,000 vest immediately, with the remaining 32,000 vesting equally in two annual increments.

   j) In October 1996, the Company entered into an agreement with Rader for design and production of up to twelve additional railcars for a total cost of approximately $9,700,000. Pursuant to the agreement the Company has made a down payment of $1,400,000 to Rader. The agreement provides for delivery of various railcars over a period of several months beginning June 1997 (Note 5
(b)).

   k) In October 1996, the Company reduced the CSXT memorandum to a formal agreement. Modification to the memorandum includes a provision whereby the pre-train mile amount is subject to various increases for inflation and other price adjustments. In

                        FIRST AMERICAN RAILWAYS, INC.
                        (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

    UNAUDITED WITH RESPECT TO THE SIX MONTHS ENDED JUNE 30, 1996 AND 1995

8. SUBSEQUENT EVENTS--(CONTINUED)

addition, the Company has agreed to sell up to 475,000 warrants to CSXT, exercisable at $4.50 per warrant with 75,000 warrants being exercisable upon commencement of operations of the Florida Fun-Train and thereafter in four equal annual installment of 100,000 warrants each commencing January 1, 1998 (Note 6).

   l) In October 1996, the Company entered into a letter of intent with the Florida Department of Transportation for the right to use the tracks between Ft. Lauderdale and West Palm Beach which comprise part of the proposed route of the Florida Fun-Train. The Company anticipates that the track usage fee will range from $400 to $600 per one way trip. The cost to the Company is expected to include the right to use a railroad terminal in Broward County and the track rights to an existing railroad maintenance facility in Dade County.

================================================================================

  NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE HEREBY. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH AN OFFER WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE FACTS HEREIN SET FORTH SINCE THE DATE HEREOF.

                         ------------------------------

                               TABLE OF CONTENTS

                                                PAGE
                                             ---------
Prospectus Summary ........................       2
Risk Factors ..............................       5
The Merger ................................      12
Use of Proceeds ...........................      13
Price Range of Common Stock ...............      13
Dividend Policy ...........................      14
Selected Financial Data ...................      15
Plan of Operation .........................      16
Business ..................................      19
Management ................................      28
Principal and Selling Shareholders  .......      34
Certain Transactions ......................      43
Description of Securities .................      45
Plan of Distribution ......................      47
Legal Matters .............................      48
Experts ...................................      48
Additional Information ....................      48
Index to Financial Statements .............     F-1
Report of Independent Certified Public
Accountants ...............................     F-2


================================================================================

================================================================================

                      11,788,321 SHARES OF COMMON STOCK
                    6,320,111 SERIES A REDEEMABLE WARRANTS
                     100,000 FINANCIAL ADVISORY WARRANTS

                          FIRST AMERICAN RAILWAYS, INC.
                                     [LOGO]


                          FIRST AMERICAN RAILWAYS, INC.

                                  COMMON STOCK
                                       AND
                                    WARRANTS

                                    ----------

                                    PROSPECTUS

                                    ----------

                                       , 1996

================================================================================

                                   PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

   Section 78.751 of the Nevada General Corporation Law empowers a Nevada corporation to indemnify any person who was or is, or is threatened to be made, a party to any threatened, pending or contemplated action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding such person had no reasonable cause to believe his conduct was unlawful. A Nevada corporation may indemnify such person against expenses including amounts paid in settlement and attorneys' fees actually and reasonably incurred by such person in connection with actions brought by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and to the extent the court in which such action or suit was brought or other court of competent jurisdiction, shall determine upon application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper. To the extent such person has been successful on the merits or otherwise in defense of any action referred to above, or in defense of any claim, issue or matter therein, the corporation must indemnify such person against expenses, including attorneys' fees, actually and reasonably incurred by such person in connection therewith. The indemnification and advancement of expenses provided for in, or granted pursuant to, Section 78.751 is not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the articles of incorporation of the Registrant or any by-law, agreement, vote of shareholders or disinterested directors or otherwise.
Section 78.751 also provides that a corporation may maintain insurance against liabilities for which indemnification is not expressly provided by the statute.

   Article VII of the Registrant's Restated Bylaws provides for indemnification of the directors, officers, employees and agents of the Company (including the advancement of expenses) to the extent permitted by Nevada law. In addition, the Company has contractually agreed to indemnify its directors and officers to the fullest extent permitted by law.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

   The following table sets forth various expenses to be incurred by the Company in connection with the sale of the securities offered hereby, other than underwriting discounts and commissions. Except for the Securities and Exchange Commission registration fee, all of the amounts set forth in the table are estimates.

Securities and Exchange Commission Registration fee.. $ 19,517.55
Legal fees and expenses .............................   35,000.00
Blue Sky fees and expenses ..........................   10,000.00
Accounting fees and expenses ........................   40,000.00
Printing and engraving ..............................   10,000.00
Miscellaneous .......................................    2,282.45
                                                      -----------
Total ............................................... $116,800.00
                                                      ===========

ITEM 26. RECENT SALE OF UNREGISTERED SECURITIES.

   The following is information regarding the Company's sales of unregistered securities for the last three years. All shares were issued without registration in reliance upon Section 3(b) or 4(2) of the Act, or Regulation D thereunder, except as noted below.


              AMOUNT AND TYPES                                                                    CASH
                OF SECURITIES                    DATE OF SALE        PURCHASER(S)            CONSIDERATION
              ----------------                   ------------        ------------            -------------
9,991,216 shares of
  Common Stock(1)                                  2/15/96       Lynn Dixon                         $9,991

20 Units(2)                                        2/27/96       Various private                   500,000
(375,000 shares of common stock, and                             placement "accredited"
$500,000 (principal amount) convertible                          investors and foreign
secured notes)                                                   investors

550 Units(3)                                   4/26/96 & 5/9/96  Various private                16,500,000
(4,050,271 shares of common stock,                               placement "accredited"
4,050,271 Series A Redeemable Warrants, and                      investors and foreign
$7.5 million (principal amount) convertible                      investors
secured notes).

750,000 shares of Common Stock and 650,000      April 26, 1996   Capital Growth                         --(4)
  Series A Redeemable Warrants                                   International, LLC

100,000 warrants to purchase 100,000 shares     June 12, 1996    Josephthal Lyon &                      --(5)
of Common Stock                                                  Ross Incorporated
                                                                 (and its designees)

10,800 shares of Common Stock                   July 1, 1996     Raymond Monteleone                     --(6)

-------------
(1) Before a 1-for-108 reverse stock split effective April 23, 1996.

(2) Each unit consisted of (a) 18,750 shares of the Company's common stock, no par value, and (b) a convertible secured note in the principal amount of $25,000, bearing interest at the rate of 10% per annum. A total of
    8.25 units sold in the private placement were sold without registration in reliance upon Regulation S under the Securities Act. Capital Growth International, LLC, acted as placement agent for the private placement for which it was paid a non-accountable expense allowance of $10,000 and sales commissions of $40,000.

(3) Each unit consisted of (a) a convertible secured note in the principal amount of $15,000, which bears interest at the rate of 10% per annum, (b) 6,000 shares of the Company's Common Stock, $.001 par value, and (c) 6,000 redeemable Common Stock Purchase Warrants, each Warrant entitling the holder thereof to purchase one share of Common Stock at an exercise price of $3.50 per share (subject to adjustment under certain circumstances) at any time prior to redemption from the date of issuance until two years thereafter. A total of 299.28 units sold in the private placement were sold without registration in reliance upon Regulation S under the Securities Act. Capital Growth International, LLC, acted as placement agent for the 1996 private placement for which it was paid a non-accountable expense allowance of $330,027.29 and sales commissions of $1,320,109.17.

(4) Issued as consideration pursuant to a Placement Agent Agreement dated April 26, 1996, between First American Railways, Inc., a Florida corporation ("First American-Florida") and Capital Growth International, LLC.

(5) Issued as consideration pursuant to a Financial Advisory Agreement dated February 24, 1994, between First American-Florida and Josephthal Lyon & Ross Incorporated.

(6) Issued as part of Mr. Monteleone's employment agreement with the Company.

ITEM 27. EXHIBITS.


EXHIBIT
  NO.                                            DESCRIPTION
-------                                          -----------
 3.1         Articles of Incorporation, as amended, is hereby incorporated by reference to Exhibit 3.1 of the
               Company's Registration Statement on Form 8-A, filed May 30, 1996.
 3.2         Plan and Articles of Merger, is hereby incorporated by reference to Exhibit 3.2 of the Company's
               Registration Statement on Form 8-A, filed May 30, 1996.
 3.3         Bylaws, is hereby incorporated by reference to Exhibit 3.3 of the Company's Registration Statement
               on Form 8-A, filed May 30, 1996.
 4.1         Form of Common Stock Certificate, is hereby incorporated by reference to Exhibit 4.1 of the Company's
               Registration Statement on Form 8-A, filed May 30, 1996.
 4.2         Form of Series A Redeemable Warrant Certificate.
 4.3         Series A Redeemable Warrant Agreement.
 4.4         Form of Financial Advisory Warrant Certificate.
 4.5         Financial Advisory Warrant Agreement.
 5           Opinion of Olle, Macaulay & Zorrilla, P.A.*
10.1         Agreement effective as of June 28, 1994, between First American-Florida and Rader Railcar, Inc., as amended.
10.2         Employment Agreement dated February 16, 1994, between the Registrant and Allen C. Harper.
10.3         Employment Agreement dated February 16, 1994, between the Registrant and Eugene K. Garfield, as amended.
10.4         Employment Agreement dated February 16, 1994, between First American-Florida and Michael J. Acierno, as amended October 15, 1996.*
10.5         Employment Agreement dated July 1, 1996, between the Company and Ray Monteleone, as amended October
               28, 1996.*
10.6         Agreement dated February 28, 1995, between First American-Florida and Florida East Coast Railway
               Company.
10.7         Form of Non-Competition Agreement between Thomas G. Rader and First American-Florida.
10.8         Railcar Construction Agreement (without appendices) between Fun Trains, Inc. and Rader Railcar II,
               Inc., dated October 23, 1996.*
10.9         Financial Advisory and Consulting Agreement between the Registrant and Capital Growth International,
               LLC, dated April 26, 1996.
10.10        Note Escrow Agreement between the Registrant, Capital Growth International, LLC and Sterling National
               Bank and Trust Company of New York dated April 26, 1996.
10.11        Form of Convertible Secured Note.
10.12        Employment Agreement dated October 15, 1996, between the Company and William T. Nanovsky.*
10.13        Employment Agreement dated October 9, 1996, between the Company and Don P. Cumming.*
10.14        Employment Agreement dated August 23, 1996 between the Company and Thomas E. Blayney.*
10.15        Employment Agreement dated September 30, 1996 between the Company and Pamela S. Petcash.*
10.16        Form of Confidentiality and Noncompetition Agreement between the Company's executive employees and the Registrant.*
10.17        Consulting Agreement between Managment Resource Group, Inc. and the Company, dated July 23, 1996.*
10.18        Agreement between Universal Studios Florida and the Company, dated October 30, 1996.*
10.19        Agreement between CSX Transportation, Inc. and the Company, dated October 31, 1996.*

EXHIBIT
  NO.                                            DESCRIPTION
-------                                          -----------
16           Letter dated May 10, 1996, from the Registrant's former accountants, Hansen, Barnett & Maxwell, to the Registrant is incorporated by reference to Exhibit 16 to the Registrant's Current Report on Form
               8-K dated May 6, 1996.
23.1         Consent of Olle, Macaulay & Zorrilla, P.A., included as part of Exhibit 5.*
23.2         Consent of BDO Seidman, LLP.*
24           Power of Attorney (included on page II-5 hereof).

-------------
* Filed herewith.


ITEM 28. UNDERTAKINGS.

   (a) The registrant hereby undertakes:

    (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

        (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement; and

        (iii) To include any additional or changed material information on the plan of distribution.

    (2) That it will, for determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time to be the initial bona fide offering.

    (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the termination of the offering.

   (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission (the "Commission") such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities ( other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

   (c) The undersigned registrant hereby undertakes that it will:

    (1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

    (2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                  SIGNATURES


   In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Coral Gables, State of Florida, on November 4, 1996.

                                      FIRST AMERICAN RAILWAYS, INC.

                                      By: /s/ ALLEN C. HARPER
                                         ---------------------------------------
                                              Allen C. Harper, Chairman of
                                              the Board and
                                              Chief Executive Officer


   In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.


          SIGNATURES                           TITLE                        DATE
          ----------                           -----                        ----
/s/      ALLEN C. HARPER      Chairman of the Board                   November 4, 1996
-----------------------------   (principal executive officer)
         Allen C. Harper

/s/    EUGENE K. GARFIELD*    Vice Chairman of the Board              November 4, 1996
-----------------------------
       Eugene K. Garfield

/s/    RAYMOND MONTELEONE     President, Chief Operating Officer      November 4, 1996
-----------------------------   and Director
       Raymond Monteleone

/s/     THOMAS G. RADER*      Director                                November 4, 1996
-----------------------------
        Thomas G. Rader

/s/      DAVID H. RUSH*       Director                                November 4, 1996
-----------------------------
         David H. Rush

/s/    LUIGI SALVANESCHI*     Director                                November 4, 1996
-----------------------------
       Luigi Salvaneschi

                              Director
-----------------------------
        Glenn P. Michael

/s/   WILLIAM T. NANOVSKY     Vice President, Treasurer and           November 4, 1996
-----------------------------   Chief Financial Officer
      William T. Nanovsky       (principal financial officer)

/s/      DON P. CUMMING       Vice President and Controller           November 4, 1996
-----------------------------   (principal accounting officer)
         Don P. Cumming


*/s/ By:   ALLEN C. HARPER
-----------------------------
           Allen C. Harper
          Attorney-In-Fact